                                                                    EXHIBIT 10.1

                                    GS LEASE


                                      LEASE

                               dated June 11, 1985

                       METROPOLITAN LIFE INSURANCE COMPANY

                                       and


                              GOLDMAN, SACHS & CO.

                                TABLE OF CONTENTS

                                                                    Page
                                                                    ----

 1.    Leased Premises; Term of Lease .............................   1
 1.1   Leased Premises ............................................   1
 1.2   Original Term ..............................................   2
 1.3   Extended Terms .............................................   2
 2.    Basic Rent, etc. ...........................................   4
 2.1   Basic Rent .................................................   4
 2.2   Determination of Basic Rent ................................   5
 3.    Manner of Payment ..........................................   8
 4.    Net Lease; No Counterclaim, Abatement ......................   8
 5.    Condition and Use of Combined Premises .....................   9
 6.    Maintenance; Alterations; Certain
         Reimbursements; Etc. .....................................  10
 7.    Removal and Replacement of Initial.
         Tenant Improvements; Lessee's
         Equipment ................................................  37
 8.    Utility Services ...........................................  39
 9.    Indemnification by Lessee ..................................  40
10.    Entry by Lessor ............................................  42
11.    Payment of Taxes, Impositions, etc. ........................  43
11.1   General ....................................................  43
11.2   Exclusions from Impositions ................................  45
11.3   Permitted Contests .........................................  46
11.4   Tax Deposits ...............................................  48
12.    Compliance with Legal and Insurance
         Requirements, Permitted Encumbrances,
         Leases ...................................................  50
13.    Liens ......................................................  50
14.    Insurance ..................................................  51
14.1   Risks to be Insured ........................................  51
14.2   Policy Provisions ..........................................  55
14.3   Delivery of Insurance Certificates;
        Payment of Premium ........................................  56
14.4   No Limitation of Damages ...................................  57
15.    Damage to or Destruction of Property .......................  57
15.1   Waiver of ss.227; Lessee to Give Notice ....................  57
15.2   Restoration ................................................  58
15.3   Application of Insurance Proceeds ..........................  58
15.4   Termination in Lieu of Restoration .........................  60
16.    Taking of Property .........................................  66
16.1   Notice .....................................................  66
16.2   Total Taking ...............................................  66

16.3   Partial Taking .............................................  67
16.4   Application of Awards ......................................  68
16.5   Temporary Taking ...........................................  71
17.    Disbursement of Deposited Sums .............................  72
18.    Certificate as to No Default, etc. .........................  78
19.    Right of Lessor to Perform
         Lessee's Covenants, etc. .................................  78
20.    Assignments; Subleases .....................................  82
20.1   Generally ..................................................  82
20.2   Non-disturbance ............................................  84
20.3   Leasehold Mortgages ........................................  86
21.    Vaults .....................................................  93
22.    Events of Default; Termination .............................  93
23.    Repossession ...............................................  98
24.    Reletting ..................................................  99
25.    Survival of Lessee's Obligations;
         Damages ..................................................  99
25.1   Termination of Lease Not to Relieve
         Lessee of Obligations ....................................  99
25.2   Current Damages ............................................  99
25.3   Final Damages .............................................. 101
26.    No Waiver .................................................. 102
27.    Remedies Cumulative ........................................ 102
28.    Acceptance of Early Termination or Surrender ............... 103
29.    No Merger of Title ......................................... 103
30.    Exculpation ................................................ 104
31.    Definitions ................................................ 106
32.    End of Lease Term .......................................... 113
33.    Notices .................................................... 113
34.    Annual Reports ............................................. 115
35.    Miscellaneous .............................................. 115
36.    Structural Work ............................................ 117
37.    Limitation on Interest ..................................... 120
       Signatures ................................................. 120
       Acknowledgments

Schedule A - Legal Description of the Land
Schedule B - Permitted Encumbrances;
                 Existing Leases
Schedule C - Form of non-disturbance agreement
Schedule D - Major Building Equipment
Schedule E - The Deed
Schedule F - Section 10.8 of Contract of Sale

                                      LEASE

            THIS LEASE, dated June 11, 1985, between METROPOLITAN LIFE INSURANCE COMPANY ("Lessor"), a New York corporation having its principal office at One Madison Avenue, New York, New York 10010, and GOLDMAN, SACHS & CO. ("Lessee"), a New York limited partnership having its principal office at 85 Broad Street, New York, New York 10004.

                               W I T N E S S E T H:

            That in consideration of the mutual agreements herein contained, Lessor and Lessee hereby agree and covenant to and with each other as follows:

            1. Leased Premises; Term of Lease.

            1.1 Leased Premises. Lessor leases to Lessee, and Lessee rents from Lessor, the land located in the City, County and State of New York more particularly described in Schedule A hereto (the "Land"),

            TOGETHER WITH the buildings, structures and improvements now or hereafter appurtenant thereto or located thereon (the "Building"), and all fixtures and personal property owned by Lessor now or hereafter attached thereto or used in connection therewith,

            TOGETHER WITH all the right, title and interest, if any, of Lessor in and to:

            1. Any strips and gores of land adjoining the Land on any side thereof;

            2. Any land lying in the bed of any street or avenue abutting the Land, to the center line thereof; and

            3. Any easements or other rights in adjoining property enuring to Lessor by reason of ownership of the Land;

            EXCLUDING all Lessee's Equipment (as hereinafter defined) and the Initial Tenant Improvements (as hereinafter defined).

            All of the foregoing being herein called the "Leased Premises".

            SUBJECT TO the Permitted Encumbrances and the Existing Leases, as hereinafter defined.

            1.2 Original Term. This Lease shall commence on the date hereof (the "commencement date") and, unless sooner terminated pursuant to law or pursuant to any of the terms hereof, shall expire at 11:59 p.m. on June 30, 2008.

            1.3 Extended Terms. (a) Lessee shall have the right, exercisable as hereinafter provided, to extend the term of this Lease for four successive periods of five years each. Each such extended term shall be (except for the amount of Basic Rent per annum and that there shall be no right to extend the term of this Lease beyond the expiration of the fourth extended term) upon the same covenants, terms and conditions as those provided in this Lease for the original term. If Lessee desires to preserve the right to extend the term of this Lease for any extended term, it shall give Lessor a notice (the "preservation notice") no earlier than the day 30 months prior to, and no later than the day 20 months prior to, the expiration of the original term or the then current extended term (the "then current term"), as the case may be (the "then current scheduled expiration date"). If Lessee shall fail timely to give the preservation notice, it shall have no right to extend the term of this Lease. The Basic Rent per annum applicable to any extended term shall be determined in accordance with section 2.2, but shall in no event be less than $35,862,435 per annum. After the determination thereof pursuant to section 2.2, Lessee may, by notice (the "exercise notice") to Lessor given no later than 30 days after the date of such determination, exercise its right to extend the term of this Lease at the Basic Rent so determined, but in no event less than $35,862,435 per annum.

            (b) If the term of this Lease is not extended for any of the four extended terms, Lessee shall have no right to extend the term hereof for any of the subsequent extended terms.

            (c) Notwithstanding the foregoing provisions of this section 1.3, no preservation notice shall be effective to preserve, and no exercise notice shall be effective to exercise, Lessee's right to extend the term of this Lease for any extended term if an Event of Default under section 22(a), (b), (c) or
(d) shall have occurred and be continuing on the date on which Lessee gives such notice with respect to such extended term.

            2. Basic Rent, etc.

            2.1 Basic Rent. Lessee shall pay to Lessor during the term of this Lease a net annual basic rental for the Leased Premises (the "Basic Rent"), in advance, in equal monthly installments, on the first day of each month computed at the rate of

            (a) $26,169,885 per annum for the period from the commencement date to and including June 30, 1988;

            (b) $31,016,160 per annum for the period from July 1, 1988 to and including June 30, 1993;

            (c) $35,862,435 per annum for the period from July 1, 1993 to and including June 30, 1998;

            (d) for the period from July 1, 1998 to and including June 30, 2003, the amount per annum determined in accordance with section 2.2, but in no event less than $35,862,435 per annum;

            (e) for the period from July 1, 2003 to and including June 30, 2008, the amount per annum determined in accordance with section 2.2, but in no event less than $35,862,435 per annum; and

            (f) if Lessee shall exercise its option to extend this Lease as provided in section 1.3 for one or more extended terms, for such extended term, the amount per annum determined in accordance with section 2.2.

If this Lease shall commence other than on the first day of a month, rent for the period from the commencement date to and including the last day of the month in which the commencement date occurs shall be due on the commencement date.

            2.2 Determination of Basic Rent. (a) Each determination of Basic Rent for the purposes of sections 1.3 and 2.1(d), (e) and (f) shall be made, to the extent not inconsistent with this section, in accordance with the rules from time to time in effect of the American Arbitration Association or, if the American Arbitration Association shall have ceased to function as an arbitration association, of a successor or comparable organization (the "Rules"). There shall be three arbitrators: one designated by Lessor; one designated by Lessee; and one designated in the manner hereinafter described. Each arbitrator shall, as of the date of his designation, be a real estate broker licensed in the State of New York doing business in the Borough of Manhattan and having at least 15 years experience in first-class Manhattan office building leases. Lessor shall, by notice ("Lessor's Designation Notice") to Lessee given not later than the applicable date indicated below, designate the name and address of its arbitrator.

     Arbitration Pursuant to             Applicable Date
     -----------------------             ---------------
           Section 2.1(d)                 June 15, 1997
           Section 2.1(e)                 June 15, 2002
           Section 1.3                    30 days after the
                                          day on which Lessor
                                          receives the
                                          preservation notice

Lessee shall, by notice to Lessor given not later than the applicable date indicated below, designate the name and address of its arbitrator.

     Arbitration Pursuant to             Applicable Date
     -----------------------             ---------------
           Section 2.1(d)                 July 1, 1997
           Section 2.1(e)                 July 1, 2002
           Section 1.3                    30 days after the
                                          day on which Lessee
                                          receives Lessor's
                                          Designation Notice

If either party shall fail timely to designate its arbitrator, and such failure shall continue for 10 days after receipt by the failing party of notice of such failure; such other party may designate an arbitrator on behalf of the failing party. Promptly after the designation of the second of the two arbitrators to be designated, such two arbitrators shall meet and attempt to mediate between Lessor and Lessee an agreement upon the Basic Rent in question. If, within 15 days after the designation of the second of the two arbitrators to be designated, Lessor and Lessee have not agreed upon the Basic Rent in question, such two arbitrators shall jointly designate a third arbitrator. If, within 30 days after the designation of the second of the two arbitrators to be designated, no third arbitrator shall have been so jointly designated, such third arbitrator shall be designated pursuant to the Rules. The arbitrators shall render their decision within 60 days after the designation of the third arbitrator to be designated. Lessor and Lessee shall each pay the fees and disbursements of the arbitrator designated by or on behalf of it, and Lessor and Lessee shall share equally the fees and disbursements of the third arbitrator, if any; provided, however, that with respect to any arbitration pursuant to section 1.3, if Lessee does not give the exercise notice, Lessee shall pay (or reimburse Lessor for) all reasonable out-of-pocket expenses incurred by Lessor in connection with such arbitration, including attorneys' fees and disbursements and expert witness fees and disbursements.

            (b) The arbitrators shall determine the Basic Rent in question by establishing the fair market amount thereof as of the date six months prior to the date as of which such Basic Rent will take effect (in the case of arbitration pursuant to section 2.1(d) or (e)) or the date six months prior to the then current scheduled expiration date (in the case of arbitration pursuant to section 1.3) that would be payable for the Leased Premises by a lessee having the then creditworthiness of Lessee under a lease on all of the terms and conditions of this Lease. Each arbitrator shall render as his determination of the Basic Rent a fixed dollar amount per annum, and shall give a notice to the other arbitrators and Lessor and Lessee thereof. All notices pursuant to the preceding sentence shall be given simultaneously at a meeting (called by the third arbitrator on at least five business days' notice to Lessor and Lessee and the other arbitrators) at which all three arbitrators and Lessor and Lessee are present. The arithmetic average of the two determinations closest to one another shall be and constitute the determination of the arbitration; provided, however, if the highest and lowest determinations are equidistant from the middle determination, then the middle determination shall be and constitute the determination of the arbitration.

            3. Manner of Payment. The Basic Rent and all other sums payable by Lessee to Lessor hereunder shall be payable in lawful money of the United States of America and shall be paid to Lessor at Lessor's address set forth above or at such other address of Lessor within the United States as Lessor from time to time may designate or to such agent or person or persons resident or having an office at such other address within the United States as Lessor from time to time may designate.

            4. Net Lease; No Counterclaim, Abatement. Lessor shall not be required to provide any services to the Combined Premises or any part thereof. Subject to the last sentence of this section 4, this Lease is a net lease, and Lessee shall pay all costs, charges, taxes, assessments and other expenses of every character, foreseen or unforeseen, ordinary or extraordinary, for the payment of which Lessor or Lessee is or shall become liable by reason of its respective estate, right, title or interest in the Combined Premises or any part thereof, or which are connected with or arise out of the possession, use, occupancy, maintenance, addition to, repair or rebuilding of the Combined Premises or any part thereof, including, without limitation, those specifically referred to in this Lease. Except as provided in sections 16 and 20.1(a), the Basic Rent and all other sums payable by Lessee hereunder shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction. The foregoing provisions of this section 4 shall not obligate Lessee to pay any taxes which are not Impositions or relieve Lessor of its obligation to make reimbursements to Lessee in accordance with section 6(e).

            5. Condition and Use of Combined Premises. LESSOR DOES NOT MAKE, AND LESSEE ACKNOWLEDGES THAT LESSOR HAS NOT MADE, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THIS LEASE, OR THE PRESENT OR FUTURE MERCHANTABILITY, HABITABILITY, CONDITION, QUALITY, DURABILITY, FITNESS OR SUITABILITY OF THE COMBINED PREMISES OR ANY PART THEREOF IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES AND USES OF LESSEE, OR ANY OTHER

REPRESENTATION OR WARRANTY OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT THERETO. Lessee accepts the Leased Premises "as-is". Lessee may use the Leased Premises only as an office building which may include retail facilities and for purposes reasonably ancillary thereto. Lessee shall not suffer or permit the Leased Premises or any part thereof to be used by the public in such a manner as would subject the Leased Premises or any part thereof to a claim of adverse possession by the public.

            6. Maintenance; Alterations; Certain Reimbursements; Etc.

            (a) Generally.

            (i) Maintenance; Alterations. Subject to the provisions of this Lease, Lessee:

                  (x) shall, in accordance with first-class office building
            maintenance and operating standards (collectively, the "First-Class Standard"), keep the Combined Premises in overall first-class order, condition and repair;

                  (y) shall promptly make all replacements in and to the
            Combined Premises or any part thereof (whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen) which are necessary or appropriate in a first-class office building (collectively, "Required Replacements"); and

                  (z) may make additions, alterations, improvements and
            replacements (other than Required Replacements) in and to and removals from the Combined Premises or any part thereof (collectively, "Voluntary Alterations"; Required Replacements, Structural Work [as defined in section 36] and Voluntary Alterations being collectively called "Alterations").

            (ii) Requirements for All Alterations. No Alteration may be undertaken if such Alteration would (a) result in the Building's not being a first-class office building or (b) materially and adversely affect any structural element of the Building or any item of Major Building Equipment (as defined in section 31). Each Alteration shall be effected with due diligence, in a good and workmanlike manner, and in compliance with all Legal Requirements, Insurance Requirements and Permitted Encumbrances. All Structural Work and all replacements of items of Major Building Equipment shall be of a quality at least equal to the original installation. Lessor shall not be liable to any contractors, subcontractors, laborers, materialmen, suppliers or vendors for services performed or material provided on or in connection with the Combined Premises or any part thereof. Lessor shall not be required to maintain, alter, repair, rebuild or replace the Combined Premises or any part thereof. Lessee waives all rights to make Alterations at Lessor's expense, except that Lessor shall in accordance with section 6(e) make reimbursements to Lessee on account of Reimbursable Replacements, Reimbursable Structural Work and Reimbursable Legal Requirement Alterations (each as defined in section 6(c)). All Alterations shall immediately become the property of Lessor, shall be a part of the Leased Premises and shall be subject to this Lease, and Lessee shall, upon demand of Lessor, execute and deliver an appropriate instrument confirming Lessor's title thereto.

            (b) Maintenance Programs.

            (i) Initial Maintenance Program. On or before June 30, 1985, Lessee shall submit to Lessor for its approval a maintenance program (the "Initial Maintenance Program") for the period ending on May 31, 1986 with respect to the following (collectively, the "Programmed Maintenance Items"): caulking and acrylic treatment of the curtain wall and maintenance of the HVAC system, the life safety system, the roof, the elevators, the escalators and the emergency generators. Lessee's submission of the Initial Maintenance Program shall be accompanied by an estimated budget for Reimbursable Replacements and Reimbursable Structural Work for the period covered by such Program. Lessor shall give notice to Lessee of Lessor's approval or disapproval of the Initial Maintenance Program within 20 business days after such Program is received by Lessor (which notice shall, in the case of a disapproval, be accompanied by a reasonably complete and specific statement of the reasons for disapproval). Lessor may disapprove any part or parts of the Initial Maintenance Program only if the same shall not be in accordance with the First-Class Standard. If Lessee disputes Lessor's right to disapprove, the part or parts of the Initial Maintenance Program affected by such dispute shall be determined by the Appropriate Engineer (as defined in section 6(i)) in accordance with the First-Class Standard.

            (ii) Annual Maintenance Programs. On or before April 1, 1986 and on or before April 1st of each year thereafter during the term of this Lease, Lessee shall submit to Lessor for its approval a maintenance program with respect to the Programmed Maintenance Items for the 12-month period commencing on the next June 1st (an "Annual Maintenance Program"), together with an estimated budget for Reimbursable Replacements and Reimbursable Structural Work for the period covered thereby. Lessor shall give notice to Lessee of Lessor's approval or disapproval of each Annual Maintenance Program within 20 business days after such Program is received by Lessor (which notice shall, in the case of a disapproval, be accompanied by a reasonably complete and specific statement of the reasons for disapproval). Lessor may disapprove any part or parts of an Annual Maintenance Program only if the same shall not be in accordance with the First-Class Standard. If Lessee disputes Lessor's right to disapprove, the part or parts of the Annual Maintenance Program affected by such dispute shall be determined by the Appropriate Engineer in accordance with the First-Class Standard. Lessee shall not be in default under this Lease if any estimated budget for Reimbursable Replacements and Reimbursable Structural Work submitted pursuant to section 6(b)(i) or this section 6(b)(ii) proves to be inaccurate, and no such budget shall be considered a part of the Initial Maintenance Program or Annual Maintenance Program with which such budget was submitted to Lessor.

            (iii) Compliance by Lessee. Until the approval of the Initial Maintenance Program by Lessor or the determination thereof by the Appropriate Engineer, Lessee shall conduct a maintenance program with respect to the Programmed Maintenance Items in accordance with the First-Class Standard. Lessee shall comply with the Initial Maintenance Program for the period covered thereby and each Annual Maintenance Program (as approved by Lessor or as determined by the Appropriate Engineer) for the period covered thereby; provided, however, that if any dispute as to an Annual Maintenance Program shall not be resolved before the period intended to be covered thereby, Lessee shall be in compliance with this section 6(b)(iii) if Lessee shall, pending the resolution of such dispute, comply with the Initial Maintenance Program (if the dispute involves the first Annual Maintenance Program) or the most recent Annual Maintenance Program in effect (if the dispute involves any other Annual Maintenance Program).

            (c) Certain Definitions. As used herein:

            (i) "Legal Requirement Alteration" means any Alteration undertaken in order to comply with a Legal Requirement.

            (ii) "Reimbursable Replacement" means the replacement of an item of Major Building Equipment in its entirety; provided, however, that:

            (x) a replacement of any such item in its entirety shall be a "Reimbursable Replacement" only if (a) such replacement (solely in light of the physical condition of the item in question, and without regard to whether or not such replacement may be necessitated by any Legal Requirement) is consistent with the First-Class Standard and (b) the repair of the item in question is inconsistent with the First-Class Standard; and

            (y) no replacement of an item of Major Building Equipment in its entirety shall be a "Reimbursable Replacement" if such replacement is necessitated by (a) fire, other casualty or a Taking or (b) the failure by Lessee to comply with section 6(b)(iii).

            (iii) "Reimbursable Legal Requirement Alteration" means any Alteration undertaken solely in order to comply with a Legal Requirement enacted after the date hereof, other than:

            (v) an Alteration (a) in any area designed for tenant occupancy outside the Building's core (any restroom to be deemed such an area), (b) to the paving, curbs or sidewalks within the Building's lobby or (c) in the plaza area surrounding the Building (located outside of the Building's curtain wall), including the paving and other parts thereof which serve as the roof for the basement area of the Building;

            (w) a Reimbursable Replacement;

            (x) Reimbursable Structural Work;

            (y) a replacement of an item whose replacement (solely in light of the physical condition of the item in question, and without regard to whether or not such replacement may be necessitated by any Legal Requirement) is consistent with the First-Class Standard and whose repair is inconsistent with the First-Class Standard; or

            (z) an Alteration necessitated by fire, other casualty or a Taking, or by Lessee's failure to comply with section 6(b)(iii).

            (iv) "Reimbursable Structural Work" means any Structural Work which (solely in light of a physical condition, and without regard to whether or not such Structural Work may be necessitated by any Legal

Requirement) is consistent with the First-Class Standard; provided, however, that:

            (w) Structural Work which is a replacement shall be "Reimbursable Structural Work" only if (a) such replacement (solely in light of the physical condition of the item in question, and without regard to whether or not such replacement may be necessitated by any Legal Requirement) is consistent with the First-Class Standard and (b) the repair of the item in question is inconsistent with the First-Class Standard;

            (x) no Structural Work shall be Reimbursable Structural Work if necessitated by (a) fire, other casualty or a Taking or (b) the failure by Lessee to comply with section 6(b)(iii);

            (y) no Structural Work of the type described in clause (a) of section 36 shall be "Reimbursable Structural Work" unless the Costs thereof exceed $50,000 in any 12-month period; and

            (z) no Structural Work of the type described in clause (b), (c), (d) or (e) of section 36 shall be "Reimbursable Structural Work" unless the work under the clause in question involves 5% or more of the curtain wall windows above the ground floor in any 12-month period.

            (v) "Qualified Alteration" means (x) any Alteration (other than the replacement of an item of Major

Building Equipment, any Structural Work or any Legal Requirement Alteration) which affects any structural element of the Building or any item of Major Building Equipment and (y) any Restoration (as defined in section 15.2).

            If Lessor and Lessee shall disagree as to whether any item is an item of Major Building Equipment, or as to whether the replacement of any item of Major Building Equipment is a Reimbursable Replacement, or as to whether any work is Structural Work, or as to whether any Structural Work is Reimbursable Structural Work, or as to whether a Legal Requirement requires an Alteration, or as to whether an Alteration is a Legal Requirement Alteration, or as to whether any Legal Requirement Alteration is a Reimbursable Legal Requirement Alteration, or as to whether any Alteration is a Qualified Alteration, the matter shall be determined by the Appropriate Engineer.

            (d) Submission and Approval of Plans and Specifications in Certain Instances.

            (i) Required Submissions. Prior to:

            (x) making any Alteration constituting the replacement of any item of Major Building Equipment (whether or not such replacement is a Reimbursable Replacement); or

            (y) undertaking any Structural Work (whether or not Reimbursable Structural Work), any Legal Requirement

      Alteration (whether or not a Reimbursable Legal Requirement Alteration) or any Qualified Alteration,
Lessee shall (subject to section 6(d)(vi)) submit all of the Plans and Specifications therefor to Lessor for Lessor's approval, together with, in case Lessee contends that the work in question is a Reimbursable Replacement, Reimbursable Structural Work or a Reimbursable Legal Requirement Alteration, a good faith estimate of the Costs thereof prepared by a reputable architect, engineer or contractor and a reasonable estimate of the date of substantial completion of the work in question (the "Estimated Substantial Completion Date"). Lessor shall give notice (the "Plans and Specifications Notice") to Lessee of Lessor's approval or disapproval of any Plans and Specifications within 20 business days after the date upon which the same are received by Lessor (which Plans and Specifications Notice shall, in the case of a disapproval, be accompanied by a reasonably complete and specific statement of the reasons for disapproval); provided, however, that if (a) at least 10 business days before the date upon which Lessee submits all of the Plans and Specifications for the work in question to Lessor, Lessee gives notice to Lessor that Lessee intends to make any replacement of an item of Major Building Equipment or to undertake any Structural Work, Legal Requirement Alteration or Qualified Alteration (which notice shall specify the general nature of the work and an estimated date for the submission of all of the Plans and Specifications therefor to Lessor) and (b) Lessee delivers all of the Plans and Specifications for the work in question to Lessor within 2 business days of the estimated submission date set forth in Lessee's notice, then Lessor shall give the Plans and Specifications Notice to Lessee within 10 business days after the date upon which all of the Plans and Specifications for the work in question are received by Lessor.

      (ii) Disapproval Only Under Certain Circumstances. Lessor shall not disapprove any Plans and Specifications unless the work contemplated thereby would (a) result in the Building's not being a first-class office building or
(b) materially and adversely affect any structural element of the Building or any item of Major Building Equipment. If Lessee disputes Lessor's right to disapprove, the matter shall be determined by the Appropriate Engineer.

      (iii) Certain Conditions. Subject to sections 6(d)(iv) and (vi), Lessee shall not make any replacement of an item of Major Building Equipment or undertake any Structural Work, Legal Requirement Alteration or Qualified Alteration unless and until (x) Lessor shall approve the Plans and Specifications therefor in a Plans and Specifications Notice or (y) the Appropriate Engineer shall determine that Lessor did not have the right to disapprove such Plans and Specifications pursuant to this Lease.

      (iv) Failure to Give Timely Notice. If Lessor shall fail timely to give Lessee a Plans and Specifications Notice, Lessee may proceed with the work in question, and if Lessor thereafter disapproves the Plans and Specifications therefor Lessee may continue such work unless the Appropriate Engineer determines that Lessor had the right to disapprove pursuant to this Lease. If the Appropriate Engineer so determines, Lessee shall cease such work, but the work done by Lessee to the date of the Appropriate Engineer's determination shall not constitute a default hereunder if Lessee thereupon commences and thereafter diligently prosecutes to completion such remedial work (including, without limitation, the removal of the work theretofore done by Lessee and the restoration of the affected area of the Combined Premises) as Lessor may reasonably determine to be appropriate in the circumstances (unless Lessee shall dispute Lessor's determination, in which case the remedial work, if any, to be done by Lessee shall be determined by the Appropriate Engineer).

      (v) Submission of Certain Plans and Specifications Not Requiring Approval. At the request of Lessor (made not more frequently than once in any 12-month period), Lessee shall submit to Lessor Plans and Specifications for all Alterations (other than Plans and Specifications required to be submitted to Lessor pursuant to section 6(d)(i)) to the extent that such Plans and Specifications have been prepared and have not theretofore been submitted to Lessor. Lessor shall have no right to approve any Plans and Specifications submitted by Lessee pursuant to this section 6(d)(v).

            (vi) Emergencies. Provided that Lessee shall have given Lessor prompt telephonic notice (confirmed in writing as soon as reasonably practicable) of an emergency, Lessee may (without first complying with the applicable provisions of sections 6(d)(i), (ii), (iii) and (v)) proceed with such aspects of any Alteration as Lessee may reasonably deem necessary in light of the emergency, but as promptly as reasonably practicable thereafter Lessee shall comply with the applicable provisions of said sections. Any dispute as to Lessee's right to avail itself of this section 6(d)(vi) shall be determined by the Appropriate Engineer.

            (e) Certain Reimbursements.

            (i) Submission of Bids. In the case of any Reimbursable Replacement, Reimbursable Structural Work or Reimbursable Legal Requirement Alteration, Lessee shall (subject to section 6(e)(vi)), simultaneously with the submission of all of the Plans and Specifications therefor to Lessor (or as soon thereafter as reasonably practicable, but in no event later than the date which is 5 business days prior to the date upon which Lessor is required to give the Plans and Specifications Notice), deliver to Lessor a list of at least 3 reputable contractors (collectively, the "Original Bidders") from whom Lessee proposes to obtain bids for the work. Lessor shall have the right, exercisable by notice to Lessee delivered not later than 10 business days after receipt by Lessor of the list of the Original Bidders, to designate no more than 3 additional reputable contractors (collectively, the "Additional Bidders") from whom Lessor desires Lessee to obtain bids. Lessee shall, as promptly as reasonably practicable, obtain bids from at least 2 of the Original Bidders and solicit bids from all of the Additional Bidders (if any) on a competitive basis and submit all bids obtained (together with the proposed contracts relating thereto) to Lessor, and within 5 business days after receipt thereof Lessor shall give notice to Lessee designating the Original Bidder or the Additional Bidder (in either case being a Bidder from whom Lessee has obtained a bid) which in Lessor's judgment should perform the work in question (the Bidder so designated by Lessor being called "Lessor's Preferred Bidder"). Lessee shall have the right, exercisable by notice (the "Dispute Notice") given to Lessor within 5 business days after the date upon which Lessee receives notice of the identity of Lessor's Preferred Bidder (which Dispute Notice shall specify the Original Bidder or the Additional Bidder ["Lessee's Selected Bidder"] which Lessee proposes to select to do the work in question), to dispute Lessor's designation of Lessor's Preferred Bidder, and if the Dispute Notice shall be timely given, the Appropriate Engineer shall select either Lessor's Preferred Bidder or Lessee's Selected Bidder as the Bidder which (in light of the bid, contract terms, reputation and experience of such Bidder) is most appropriate to do the work in question. Notwithstanding Lessor's designation of, or the Appropriate Engineer's selection of, Lessor's Preferred Bidder, Lessee may retain any Original Bidder or Additional Bidder from whom Lessee has obtained a bid in accordance with this section 6(e)(i) to do the work in question (the Bidder so retained being called the "Retained Bidder").

            (ii) Reimbursement Amount. Lessor shall, in accordance with section 6(e)(iv) or 6(e)(v), reimburse Lessee on account of any Reimbursable Replacement, Reimbursable Structural Work or Reimbursable Legal Requirement Alteration in an amount (the "Reimbursement Amount") equal to:

            (x) in the case of any Reimbursable Replacement or Reimbursable Structural Work, the sum of the following:

                  (a) the lesser of (i) all Costs reasonably incurred by Lessee in connection with the work in question (exclusive, however, of the fees and disbursements of any architect or engineer retained by Lessee) or (ii) the original contract price of Lessor's Preferred Bidder or, if Lessee shall have timely given the Dispute Notice and the Appropriate

            Engineer shall have selected Lessee's Selected Bidder, the original contract price of Lessee's Selected Bidder (the amount determined pursuant to this clause (a) being called the "Base Amount" for the work in question; the amount determined by subclause (ii) of this clause (a) being called the "Determined Amount"); plus

                  (b) the reasonable fees and disbursements of any architect or engineer retained by Lessee in connection with the work in question; plus

                  (c) any Qualified Overruns (as hereinafter defined); or

            (y) in the case of any Reimbursable Legal Requirement Alteration, the sum of the following:

                  (a) the product of the Measuring Fraction (as hereinafter
            defined) multiplied by the sum of (i) the Base Amount for the work in question, plus (ii) any Qualified Overruns; plus

                  (b) the reasonable fees and disbursements of any architect or engineer retained by Lessee in connection with the work in question.

            Any dispute as to the reasonableness of the incurrence by Lessee of any Cost in connection with the work in question, or as to the reasonableness of the amount of any such Cost, shall be determined by the Appropriate Engineer.

            "Measuring Fraction" means, in respect of any Reimbursable Legal Requirement Alteration, the fraction whose numerator is the number of months in the period from the expiration of the then current term of this Lease to the end of the expected useful life of such Alteration and whose denominator is the number of months in the period from the Estimated Substantial Completion Date of such Alteration to the end of the expected useful life thereof. Any dispute as to the reasonableness of any Estimated Substantial Completion Date, or as to the expected useful life of any Reimbursable Legal Requirement Alteration, shall be determined by the Appropriate Engineer.

            (iii) Overruns; Qualified Overruns. At any time during the performance of any Reimbursable Replacement, Reimbursable Structural Work or Reimbursable Legal Requirement Alteration, Lessee may give notice (an "Overrun Notice") to Lessor specifying any cost (an "Overrun") in excess of the original contract price of Lessee's Selected Bidder which Lessee expects to incur and which Lessee contends was unforeseeable by Lessee at the time of commencement of the work (each Overrun Notice to specify the nature of and reasons for the Overrun in question in reasonably complete and specific detail). Within 10 business days after receipt of an Overrun Notice, Lessor shall notify Lessee as to whether or not in Lessor's judgment the Overrun in question is reasonable in amount in the circumstances and was unforeseeable by Lessee at the time of commencement of the work. If Lessee shall dispute Lessor's judgment, the reasonableness of the amount of, and the foreseeability by Lessee of, the Overrun in question shall be determined by the Appropriate Engineer. Any Overrun determined by Lessor or the Appropriate Engineer to be reasonable in amount in the circumstances and unforeseeable by Lessee at the time of commencement of the work shall be a "Qualified Overrun". Lessee shall not be chargeable with the failure by any Contractor (as defined in section 6(e)(iv)(w)) to foresee any Overrun.

          (iv) Reimbursement Upon Full Completion. Except in the case of a Reimbursable Replacement, Reimbursable Structural Work or a Reimbursable Legal Requirement Alteration in respect of which an Extended Completion Notice (as defined in section 6(e)(v)) has been given, Lessor shall upon the full completion of the work in question and within 10 business days after Lessor's receipt of Lessee's request therefor remit the Reimbursement Amount to Lessee; provided, however, that Lessor shall not be obligated to make such remittance unless:

            (w) Lessee's request for remittance shall be accompanied by (a) a certificate of Lessee (in form reasonably satisfactory to Lessor) stating that an amount at least equal to the Reimbursement Amount has been paid to contractors, subcontractors, materialmen, engineers, architects or other persons (whose names and addresses and a description of the work involved shall be stated) who have furnished labor, materials, supplies, permits or services for the work in question (collectively, "Contractors") and that to Lessee's best knowledge (after due inquiry) there is no outstanding indebtedness due for labor, materials, supplies, permits or services in any manner connected with the work in question which if unpaid might be the basis for any type of lien on the Combined Premises or any part thereof, and (b) a certificate of the architect or engineer who prepared the related Plans and Specifications (in form reasonably satisfactory to Lessor) stating that such work has been fully completed in a good and workmanlike manner and in accordance with the Plans and Specifications (as approved by Lessor or as determined by the Appropriate Engineer to have been required to be approved by Lessor pursuant to this Lease);

            (x) Lessor shall have received (a) true copies of all bills paid by Lessee to Contractors in connection with the work in question, (b) an instrument in writing from any title company insuring Lessor's estate in the Leased Premises certifying that there are no undischarged mechanics', laborers' or materialmen's liens affecting any part of the Combined Premises (other than liens, if any, in respect of which Lessor has consented to take security pursuant to section 13(a)(ii)) and (c) evidence reasonably satisfactory to Lessor that Lessee has obtained waivers of mechanics', laborers' or materialmen's liens or releases of such liens from all Contractors engaged in the work in question;

            (y) no certificate delivered to Lessor by Lessee or any architect or engineer in connection with the work in question shall have been materially incorrect at the time of delivery (any dispute pursuant to this clause (y) to be determined by the Appropriate Engineer); and

            (z) no Event of Default (including, without limitation, any Event of Default specified in section 22(d)) shall have occurred and be continuing.

            (v) Reimbursement as Work Proceeds. If at any time prior to or during the performance of any Reimbursable Replacement, Reimbursable Structural Work or Reimbursable Legal Requirement Alteration Lessee determines that the full completion thereof will not occur within six months of its commencement, Lessee shall give Lessor notice of such determination (an "Extended Completion Notice") and thereafter Lessor shall from time to time within 10 business days after Lessor's receipt of Lessee's request therefor (but in no event more frequently than once during any 30-day period) make advances to Lessee on account of the

Reimbursement Amount for the work in question (collectively, "Reimbursement Advances"); provided, however, that:

            (x) no Reimbursement Advance shall be made until Lessee shall have delivered to Lessor evidence reasonably acceptable to Lessor that Lessee has paid Contractors engaged in the work in question an aggregate amount (the "Benchmark Amount") equal to the positive remainder, if any, obtained by subtracting the Determined Amount for the work in question from the original contract price of the Retained Bidder, and Reimbursement Advances shall be made only for amounts paid by Lessee to such Contractors which are in excess of the Benchmark Amount;

            (y) no Reimbursement Advance (other than the final Reimbursement Advance) shall be due unless:

                  (a) Lessee's request for such Reimbursement Advance shall be accompanied by (i) a certificate of Lessee (in form reasonably satisfactory to Lessor) stating that the amount of the Reimbursement Advance then requested has been paid by Lessee to Contractors (whose names and addresses and a description of the work involved shall be stated) engaged in the work in question, that the amount of the Reimbursement Advance then requested (when taken together with the aggregate amount of all Reimbursement Advances theretofore made by

            Lessor) exceeds neither 90% of the Reimbursement Amount nor the product of the Determined Amount multiplied by the percentage (the "Completed Percentage") of the work called for in the contract of the Retained Bidder which has actually been installed in the Leased Premises, and that no part of cost of the work described in any previous or then pending request for a Reimbursement Advance has been or is being made the basis for the Reimbursement Advance then being requested, and (ii) a certificate of the architect or engineer who prepared the related Plans and Specifications (in form reasonably satisfactory to Lessor) stating in substance that the Completed Percentage has been reached and that the work has been performed in a good and workmanlike manner and in accordance with the Plans and Specifications (as approved by Lessor or as determined by the Appropriate Engineer to have been required to be approved by Lessor pursuant to this Lease);

                  (b) Lessor shall have received true copies of all bills paid or payable by Lessee to Contractors which form the basis for the Reimbursement Advance in question; and

                  (c) the conditions specified in clauses (y) and (z) of section
            6(e)(iv) shall have been
            fulfilled in respect of such Reimbursement Advance;

            and

            (z) the final Reimbursement Advance shall not be due unless all of the conditions specified in clauses (w) through (z) of section 6(e)(iv) shall have been fulfilled in respect of such Advance.

            (vi) Emergencies. Provided that Lessee shall have given Lessor prompt telephonic notice (confirmed in writing as soon as reasonably practicable) of an emergency, Lessee may proceed with any Reimbursable Replacement, Reimbursable Structural Work or Reimbursable Legal Requirement Alteration without first complying with the applicable provisions of this section 6(e), and Lessor shall, following full completion of the emergency work in question and within 10 business days after Lessor's receipt of Lessee's request therefor, remit the Emergency Reimbursement Amount (as hereinafter defined) to Lessee; provided, however, that Lessor shall not be obligated to make such remittance unless all of the conditions specified in clauses (w) through (z) of section 6(e)(iv) shall have been fulfilled in respect of the work in question (provided that (a) if no architect or engineer was retained for the emergency work in question, subclause (b) of section 6(e)(iv)(w) shall be deemed fulfilled if (x) Lessee shall deliver a certificate to Lessor stating that such emergency work has been fully completed in a good and workmanlike manner and (y) such emergency work has been fully completed in a manner consistent with the character of the Building as a first-class office building [with due regard to the character of the work as emergency work], and (b) if an architect or engineer was retained for the emergency work in question but [due to the nature of the emergency] no Plans and Specifications therefor were prepared, subclause (b) of section 6(e)(iv)(w) shall be deemed fulfilled if (x) Lessee shall deliver to Lessor a certificate of such architect or engineer stating that such emergency work has been fully completed in a good and workmanlike manner and (y) such emergency work has been fully completed in a manner consistent with the character of the Building as a first-class office building (with due regard to the character of the work as emergency work]).

            "Emergency Reimbursement Amount" means (a) in respect of any Reimbursable Replacement or Reimbursable Structural Work undertaken in an emergency, all Costs reasonably incurred by Lessee in connection with the emergency work in question and (b) in the case of a Reimbursable Legal Requirement Alteration undertaken in an emergency, the product of the Measuring Fraction multiplied by an amount equal to all Costs reasonably incurred by Lessee in connection with the emergency work in question.

            Any dispute as to Lessee's right to avail itself of this section 6(d)(vi), or as to the reasonableness of the incurrence by Lessee of any Cost in connection with the emergency work in question, or as to the reasonableness of the amount of any such Cost, shall be determined by the Appropriate Engineer.

     (f) Overdue Reimbursements. If any sum reimbursable by Lessor to Lessee pursuant to section 6(e)(iv), 6(e)(v) or 6(e)(vi) shall not be paid to Lessee within 10 business days after the same becomes due Lessee may give Lessor a notice (a "Delinquency Notice") of the delinquency and if such sum remains unpaid for a period of 10 business days after the date Lessor receives the Delinquency Notice, such sum shall bear interest from the date Lessor receives the Delinquency Notice until the date of payment at a rate per annum equal to the prime rate of Morgan Guaranty Trust Company of New York (the "Delinquency Rate") announced to be in effect as of the date of Lessor's receipt of the Delinquency Notice.

     (g)  Inspection by Lessor; Cooperation by Lessee.

     (i) Lessor and its representatives shall at all reasonable times and (except in an emergency) upon reasonable notice have access to the Combined Premises for the purposes of (x) inspecting the progress of construction of any Alteration and (y) reviewing the implementation of, and Lessee's compliance with, the Initial Maintenance Program and each Annual Maintenance Program.

     (ii) Upon demand of Lessor, Lessee shall comply in all respects with any reasonable and timely suggestions made by Lessor with respect to construction matters relating to any Reimbursable Replacement, Reimbursable Structural Work or Reimbursable Legal Requirement Alteration, and shall correct any defect in the work in question or any material departure from the Plans and Specifications for the work in question. Any dispute pursuant to this clause (ii) shall be determined by the Appropriate Engineer.

            (iii) Lessee shall, within 10 business days after receipt of a statement therefor (accompanied by true copies of the bills paid by Lessor), reimburse Lessor for all reasonable out-of-pocket expenses incurred for the services of an architect or engineer making inspections of any Restoration. If any sum reimbursable by Lessee to Lessor pursuant to section 2.2(a), section 6(h), section 7(b), section 11.1(c), section 11.3, section 20.2 or this clause
(iii) shall not be paid within 10 business days after the same becomes due, Lessor may give Lessee a Delinquency Notice and if such sum remains unpaid for a period of 10 business days after the date Lessee receives the Delinquency Notice, such sum shall bear interest from the date Lessee receives the Delinquency Notice to the date of payment at the Delinquency Rate announced to be in effect as of the date of Lessee's receipt of the Delinquency Notice.

            (h) Removal of Special Alterations. If Lessee makes any opening through the slab of any floor of the Leased Premises or reduces the floor area of, or lowers the ceiling height of, any part of the Leased Premises designed for tenant occupancy (any of the foregoing being called a "Special Alteration"), Lessee shall (within 10 business days after request therefor) reimburse Lessor the reasonable out-of-pocket expenses incurred by Lessor after the expiration or sooner termination of this Lease in restoring the area affected by such Special Alteration to its prior condition; provided, however, that Lessee shall not be required to reimburse Lessor in respect of any Special Alteration unless Lessor shall notify Lessee of Lessor's desire for reimbursement in respect thereof at least 6 months prior to the expiration of this Lease or within 30 days following any earlier termination of this Lease.

            (i) Engineer; Appropriate Engineer.

            (i) "Engineer" means each of the following:

                  (t) Syska & Hennessy Inc.;

                  (u) Meyer Strong & Jones P.C.,

                  (v) Jaros Baum & Bolles;

                  (w) Weidlinger Associates;

                  (x) Purdy & Henderson Associates Inc.;

                  (y) Weiskopf & Pickworth; and

                  (z) such other independent engineering firm or firms having at least 15 years' experience in first-class Manhattan office buildings as shall from time to time be designated by Lessor or Lessee and approved by the other party (which approval shall not be unreasonably withheld or delayed; any dispute as to whether either Lessor or Lessee has unreasonably withheld or delayed such approval to be determined by arbitration).

            (ii) "Appropriate Engineer" means, in respect of any matter required by this Lease to be determined by an Appropriate Engineer, such Engineer as Lessee may designate by notice (a "Lessee's Designation Notice") to Lessor; provided, however, that if Lessee shall fail to give a Lessee's Designation Notice within 7 business days after Lessee receives Lessor's request for the same, the "Appropriate Engineer" for the matter in question shall be such Engineer as Lessor may designate in a notice to Lessee delivered at any time prior to receipt by Lessor of such Lessee's Designation Notice.

            (iii) Each Appropriate Engineer shall make its determination as promptly as reasonably practicable, but in any event within 30 days after request therefor by Lessor or Lessee. Each determination made by an Appropriate Engineer pursuant to this Lease shall be final and binding on Lessor and Lessee. Lessor and Lessee shall each pay one-half of the fees and expenses of each Appropriate Engineer which is called upon to act hereunder.

            7. Removal and Replacement of Initial Tenant Improvements; Lessee's Equipment. (a) Lessor acknowledges that Lessee owns the Initial Tenant Improvements and that the Initial Tenant Improvements are of a quality superior to tenant improvements ordinarily found in first-class office buildings. Lessee (subject to the applicable provisions of section 6) may at any time during the term hereof remove all or any of the Initial Tenant Improvements provided that promptly following such removal Lessee shall replace the removed Initial Tenant Improvements with items of a similar general nature to the extent necessary to maintain the general character of the Combined Premises as that of a first-class office building. Upon the expiration or sooner termination of this Lease, Lessee shall be deemed to have abandoned the Initial Tenant Improvements, except to the extent that Lessee shall have removed the same. At the request of Lessor at any time after the expiration or earlier termination of this Lease, Lessee shall execute, acknowledge and deliver to Lessor a quitclaim deed conveying to Lessor all Initial Tenant Improvements remaining on the Land or in the Building, and if Lessee shall default in the performance of the foregoing covenant for a period of 10 days after Lessee's receipt of Lessor's request for the quitclaim deed, Lessor is hereby appointed Lessee's attorney-in-fact for the purpose of executing, acknowledging and delivering such deed. The foregoing appointment is coupled with an interest and is irrevocable.

            (b) Lessor shall have no ownership interest in Lessee's Equipment. Lessee may remove all or any of

Lessee's Equipment from the Combined Premises at any time. Any Lessee's Equipment not removed within five days after the expiration of this Lease or 30 days after the sooner termination of this Lease shall be deemed abandoned and may be disposed of by Lessor without notice and without obligation to account therefor, and Lessee shall reimburse Lessor, upon demand, for all costs and expenses incurred by Lessor in disposing thereof. After the expiration or sooner termination of this Lease, Lessor may, without awaiting the lapse of the periods referred to in the previous sentence, relocate and store in the Leased Premises any Lessee's Equipment not removed. In case of the termination of this Lease prior to its expiration, Lessee's liability for Basic Rent with respect to any portion of the Leased Premises in which any Lessee's Equipment remains shall continue for the period (not in excess of 30 days) ending on the date of the removal of the same.

            (c) Lessee shall immediately repair all damage to the Combined Premises or any part thereof caused by its removal of any Lessee's Equipment, Initial Tenant Improvements or Alterations.

            8. Utility Services. Lessee shall pay all charges for all public or private electrical, steam, gas, fuel, power and other utility services at any time rendered to or in connection with the Combined Premises or any part thereof.

     9.   Indemnification by Lessee.    (a) Lessee shall protect, indemnify and
save harmless Lessor from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, attorneys' fees and expenses) imposed upon or incurred by or asserted against Lessor or against the Combined Premises or any part thereof by reason of the occurrence or existence of any of the following during the term hereof: (1) the conduct, management or possession of the Combined Premises or any part thereof, (2) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Combined Premises or any part thereof or the adjoining sidewalks, curbs, vaults and vault space, if any, streets or ways, (3) any use, non-use or condition of the Combined Premises or any part thereof or the adjoining sidewalks, curbs, vaults and vault space, if any, streets or ways, (4) any failure on the part of Lessee to perform or comply with any of the terms, provisions or conditions of this Lease or with the terms, provisions or conditions of this Lease or with the terms, provisions and conditions of the Contract Section (as defined in section 36), (5) performance of any labor or services or the furnishing of any materials or other property in respect of the Combined Premises or any part thereof, (6) any negligence or tortious act or omission on the part of Lessee or any of its partners, agents, contractors, servants, employees, licensees or invitees, (7) any negligence or tortious act or omission on the part of any sublessee of Lessee, or of any partners, agents, contractors, servants, employees, licensees or invitees of any sublessee of Lessee, (8) any contest of any Imposition, Legal Requirement, Permitted Encumbrance or any provision of an Existing Lease conducted by Lessee pursuant to section 11.3, (9) any Existing Lease or other sublease of all or any part of the Combined Premises or (10) any action taken by Lessor at the request of Lessee pursuant to section 11.1(c) or 11.3.

            (b) In case any claim is made against Lessor or in case any action, suit or proceeding (a "proceeding") is brought against Lessor or the Combined Premises or any part thereof by reason of any of the foregoing, Lessor shall give prompt notice to Lessee and Lessee shall cause such claim or proceeding to be defended by counsel ("Lessee's Counsel") designated by Lessee and approved by Lessor (which approval shall not be unreasonably withheld). Lessee shall have the right to control the defense and settlement of any such claim or proceeding and shall not be required to indemnify Lessor from the costs and expenses of any settlement agreed to without Lessee's consent; provided, however, that Lessor shall have the right (a) to require Lessee and Lessee's Counsel to consult with Lessor and counsel retained and paid by Lessor, (b) to assume control of the defense and settlement of any such claim or proceeding at any time if

Lessor waives its right to be indemnified by Lessee on account thereof and (c) to make any settlement without Lessee's consent if Lessor pays the amount of such settlement and waives its right to be indemnified by Lessee on account of the claim or proceeding to which such settlement relates. Lessor shall cooperate with Lessee, at Lessee's expense, in the defense of any such claim or proceeding in such manner as Lessee may from time to time reasonably request.

            10. Entry by Lessor. Lessee shall permit Lessor to enter the Combined Premises or any part thereof at all reasonable times upon reasonable notice (except in case of emergency) for the purpose of inspecting the same or doing any work under section 19, and to keep and store all such materials therein as may be reasonably necessary or appropriate for any such purpose without the same constituting a partial or complete, constructive or actual eviction (but nothing contained herein shall create or imply any duty on the part of Lessor to do any work under section 19). Lessor shall not have any duty to make any such inspection and shall not incur any liability or obligation by making or for not making any such inspection. Lessee shall also permit Lessor to enter the Combined Premises or any part thereof at all reasonable times upon reasonable notice for the purposes of exhibiting the Leased Premises for sale or mortgage or, during the last 24 months of the term or any extended term of this Lease, lease. Any entry pursuant to this section shall be subject to the condition that, except in case of emergency, if Lessee so desires, any representative of Lessor shall be accompanied at all times by a representative of Lessee.

            11. Payment of Taxes, Impositions, etc.

            11.1 General. (a) Subject to the provisions of sections 11.2, 11.3 and 11.4, Lessee shall pay, before any fine, penalty, interest or cost may be added for non-payment, all real estate taxes, personal property taxes, transit taxes, occupancy taxes, assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the term hereof, water, sewer or other rents, rates and charges, excises, license fees, permit fees, inspection fees and other authorization fees and charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all interest and penalties thereon) ("Impositions"), which at any time during or in respect of the term hereof may be assessed, levied, confirmed or imposed on or grow or become due and payable out of or in respect of or become a lien on (a) the Combined Premises or any part thereof, (b) occupancy, use or possession of or activity conducted in the Combined Premises or any part thereof by Lessee or anybody else, and/or (c) this Lease or any other document to which Lessee is a party, creating or transferring an interest or estate in the Combined Premises or any part thereof, provided that
(i) if any Imposition, by law, may at the option of the taxpayer be paid in installments, Lessee may elect to pay the same in the maximum number of installments permitted by law and Lessee shall be required to pay only those installments (together with interest thereon) coming due during the term hereof (each such installment and interest thereon to be paid by Lessee before any fine, penalty, interest or cost may be added thereto for non-payment) and (ii) all Impositions for the fiscal or tax year in which the term shall end shall be apportioned.

     (b) Lessee shall deliver to Lessor upon request an Officer's Certificate certifying to the payment of all Impositions and shall furnish to Lessor upon request copies of official receipts or other proof satisfactory to Lessor evidencing such payment.

     (c) Lessor, at Lessee's expense, shall promptly execute such reports, certificates, instruments, applications and other documents which can be executed only by the owner of the Leased Premises as Lessee may reasonably request and shall take such other actions which can be taken only by the owner of the Leased Premises as Lessee may reasonably request in connection with the Impositions, any payment thereof or any exemption therefrom now or hereafter in effect or to be applied for. If in connection with any such request Lessor consults with an engineer, an attorney or another professional, Lessee shall, within 10 days of Lessee's receipt of demand therefor accompanied by copies of the bills paid by Lessor, reimburse Lessor for the reasonable out-of-pocket expenses incurred by Lessor for the services of such professionals. If such professional advises Lessor in writing that Lessor's executing such document or taking such action might result in Lessor's becoming criminally liable and furnishes a reasonably detailed explanation of the liability in question and the reasons therefor, Lessor shall promptly advise Lessee and furnish Lessee with a copy of such professional's advice and explanation and Lessor need not execute such document or take such action.

            (d) The certificate or receipt of the department, officer or bureau charged with the collection of any Imposition, showing that such Imposition is due and payable or has been paid, shall be prima facie evidence that such Imposition was due and payable or that it has been paid.

            11.2 Exclusions from Impositions. The term "Impositions" shall not include, and nothing herein contained shall require Lessee to pay, municipal, state or federal income taxes assessed against Lessor, or municipal, state or federal capital levy, gift, estate, succession, inheritance or transfer taxes of Lessor, or corporation excess profits or franchise taxes imposed upon any corporate owner of the Leased Premises, or any income, profits or revenue tax, assessment or charge imposed upon Lessor; provided, however, that if, due to a future change in the method of taxation, a franchise, income, transit, profit or other tax or governmental imposition shall be levied against Lessor in substitution for any Imposition, then such franchise, income, transit, profit or other tax or governmental imposition levied against Lessor shall be deemed to be an Imposition.

     11.3 Permitted Contests. Lessee without Lessor's consent may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition, Legal Requirement, Permitted Encumbrance or any provision of any Existing Lease, and may withhold payment or performance of the same pending such contest, provided that (a) such proceedings shall suspend the collection thereof from Lessor and the Leased Premises or any part thereof, (b) neither the Leased Premises nor any part thereof, (b) neither the Leased Premises nor any part thereof or interest therein would be in any danger of being sold, forfeited or lost, (c) Lessor shall not be in any danger of any criminal liability by reason thereof and (d) in the case of a contest involving any Legal Requirement, any Permitted Encumbrance or any provision of any Existing Lease, if at any time Lessor determines that Lessor is in danger of any civil liability in an amount in excess of one year's Basic Rent, Lessee shall (within 5 business days after Lessee receives Lessor's request therefor) furnish to Lessor such security against such civil liability as Lessor may reasonably request. Lessee shall give prompt notice to Lessor of the commencement of or of Lessee's desire to commence any contest permitted by the preceding sentence and Lessor shall, at Lessee's expense, cooperate with Lessee with respect to any such contest and, if in connection with the commencement, prosecution or settlement of such contest only Lessor can execute any report, certificate, instrument, application or other document or take any other action, then, upon Lessee's request, Lessor shall execute or take the same. If in connection with any such request Lessor consults with an engineer, an attorney or other professional, Lessee shall, within 10 days of Lessee's receipt of demand therefor accompanied by copies of the bills paid by Lessor, reimburse Lessor for the reasonable out-of-pocket expenses incurred by Lessor for the services of such professionals. If such professional advises Lessor in writing that Lessor's executing such document or taking such action might result in Lessor's becoming criminally liable and furnishes a reasonably detailed explanation of such liability and the reasons therefor, Lessor shall promptly advise Lessee and furnish Lessee with a copy of such professional's advice and explanation and Lessor need not execute such document or take such action. If, while contesting any Imposition, Lessee withholds payment of the same, Lessee shall maintain the amount withheld (together with penalties and interest from time to time accruing thereon) on deposit in a separate interest-bearing account in Lessor's name with a bank or trust company selected by Lessee having an office in the Borough of Manhattan and a combined shareholders equity of at least $200 million (or, if Lessee and Lessor so agree, with Lessor). If any of the conditions set forth in the proviso to the first sentence of this section 11.3 are violated, Lessor shall be entitled to withdraw the funds on deposit in said account in order to make payment of the Imposition being contested. All interest earned on funds in such an account shall be credited to such account and Lessee shall pay all taxes thereon. Upon termination or settlement of such contest, any required payment of the Imposition contested shall be made from such account and the balance remaining in such account shall be paid to Lessee. If the amount in the account is insufficient, Lessee shall pay the amount of the deficiency.

            11.4 Tax Deposits. Notwithstanding the foregoing provisions of this section 11, if at any time any Event of Default specified in section 22(d) shall have occurred due to Lessee's failure to perform its obligations under section 11.1(a), Lessor may at any time thereafter give a notice to

Lessee referring to this section 11.4 and if such notice shall be given Lessee shall be obligated from and after the date which is 10 days after Lessee's receipt of such notice to pay to Lessor in equal monthly installments, on the first day of each month during the balance of the term and any extended term of this Lease, an amount equal to one-twelfth of the annual real estate taxes imposed upon the Combined Premises for each fiscal tax year (collectively, "Tax Deposits"). Tax Deposits shall in the first instance be based on the real estate taxes for the prior fiscal tax year, and when such real estate taxes shall be ascertained for the current tax year, appropriate adjustments shall be made. Lessor shall keep all Tax Deposits in a separate interest bearing escrow account in a New York Clearing House member bank, and the interest thereon shall be credited to Lessee (Lessee to pay all taxes on such interest). Lessor shall apply Tax Deposits to the payment of the annual real estate taxes imposed upon the Combined Premises as they become due and payable. From time to time upon notice to Lessee by Lessor, Tax Deposits shall be increased to such amounts as may be necessary from time to time to provide a fund sufficient to meet the payment of the annual real estate taxes imposed upon the Combined Premises (or any installment thereof) as and when due and payable, whether on the present dates of payment or on such other dates as may be fixed by law.

            12. Compliance with Legal and Insurance Requirements, Permitted Encumbrances, Leases. Subject to the provisions of sections 6 and 11.3, Lessee shall promptly comply with all Legal Requirements, Insurance Requirements and Permitted Encumbrances, whether or not compliance therewith shall require Alterations or interefere with the use and enjoyment of the Combined Premises or any part thereof. Subject to the provisions of section 11.3, Lessee shall observe and perform all of the covenants and obligations, if any, on the part of Lessor to be observed and performed under the Existing Leases.

            13. Liens. (a) Within 60 days after the date on which Lessor gives Lessee notice, referring to this section 13 and section 19(e), of the existence of any mechanic's, laborer's or materialman's lien, any lien arising under any Permitted Encumbrance or any security interest which might be or become a lien, encumbrance or charge upon the Combined Premises or any part thereof (other than any such lien, encumbrance or charge caused by Lessor) and directs Lessee to remove or discharge the same, Lessee shall either (i) remove or discharge the same, by bonding or otherwise, or (ii) if Lessor shall consent thereto, provide Lessor with an unconditional and irrevocable letter of credit (issued by a New York Clearing House member bank satisfactory to Lessor and in form satisfactory to Lessor) or other security satisfactory to Lessor indemnifying Lessor against such lien or security interest.

            (b) Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Lessor, express or implied by inference or otherwise, to any contractor, sub-contractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration to or repair of the Combined Premises or any part thereof.

            14. Insurance.

            14.1 Risks to be Insured. (a) Lessee shall maintain or cause to be maintained with insurers and pursuant to insuring agreements approved by Lessor:

            (i) insurance with respect to all buildings, improvements, equipment and machinery constituting a part of the Combined Premises against loss or damage by perils customarily included under standard "all-risk" policies (including specifically damage by water), in amounts sufficient to prevent Lessor or Lessee from becoming a co-insurer of any partial loss under the applicable policies, and in any event in amounts not less than 90% of the then full replacement cost (without deducting depreciation) of such buildings, improvements, equipment and machinery (exclusive of the costs of foundations, excavations and footings) (the "full replacement cost") as determined at the request of Lessor, made not sooner than one year after the previous determination, and at Lessee's expense by the insurer or insurers or by an expert selected by Lessee and approved by Lessor;

            (ii) boiler and machinery coverage, either, as Lessee shall elect, as part of the policy referred to in clause (i) of this section 14.1(a) or, if by a separate policy, in an amount not less than $5,000,000 or such greater amount as Lessor may reasonably require by notice to Lessee;

            (iii) comprehensive general liability insurance, including broad form bodily injury, personal injury, property damage and blanket contractual insurance, against claims arising out of or connected with the possession, use, operation or condition of the Combined Premises with a combined single limit of not less than $100,000,000 (or, such greater amount as Lessor may reasonably require by notice to Lessee) for all claims with respect to bodily injury, property damage and personal injury with respect to any one occurrence;

            (iv) appropriate builder's risk insurance with respect to any Alterations (including, without limitation, any Restoration) or other work on or about the Combined Premises or any part thereof;

          (v) appropriate worker's compensation and employer's liability insurance with respect to any Alteration (including, without limitation, any Restoration) or other work on or about the Combined Premises or any part thereof;

          (vi) such other insurance with respect to the Combined Premises or any part thereof in such amounts and against such insurable casualties as Lessor from time to time may reasonably require by notice to Lessee; and

          (vii) rental value or rental continuation insurance to take effect upon 50% Untenantability (as defined in section 15.4(a)) ("Rent Insurance") in an amount sufficient to prevent Lessor and Lessee from becoming co-insurers, and in any event, in respect of each Required Item (as hereinafter defined), in an amount not less than the amount of such Required Item for the Required Period (as hereinafter defined) for such Required Item.

All insurance required to be maintained under clause (i), (ii) or (iii) of this section 14.1(a) may be subject to a deductible of not more than the Deductible Amount. Lessor shall not unreasonably withhold any of the approvals referred to in this section 14.1(a). Any dispute whether Lessor has unreasonably withheld such an approval and any dispute regarding the dollar amounts of the limits of coverage under clause (ii) or (iii) of this section 14.1(a) and any dispute under clause (iv), (v), (vi) or (vii) above shall be resolved by arbitration. Pending the outcome of such arbitration, Lessee may act as if the dispute had been resolved in its favor.

            (b) "Required Item" means each of (i) Basic Rent, (ii) all Impositions and (iii) all premiums on insurance required to be carried pursuant to section 14.1(a); provided, however, that none of the foregoing shall be a Required Item unless Rent Insurance therefor shall be available at a reasonable cost. Rent Insurance shall be deemed available at a reasonable cost in respect of any Required Item if the annualized premium per $1,000,000 of coverage does not exceed the product of $1,000 multiplied by a fraction whose numerator is the Index for the third month immediately preceding the month in which the determination is made as to whether the item in question is a "Required Item" and whose denominator is the Index for February, 1985.

            (c) "Required Period" means, in respect of any Required Item, the period following the date of 50% Untenantability for which Rent Insurance for such Required Item is available at a reasonable cost (provided that in no event shall the Required Period for any Required Item exceed an 18-month period).

            (d) The determination as to whether any item is a "Required Item", and the determination as to the Required

Period, if any, for the item in question, shall be made at the request of Lessor by Marsh & McLennan (or such other independent insurance firm as may be reasonably acceptable to Lessor) and at the expense of Lessee, provided that no such determination shall be required to be made more frequently than once every 6 months; provided, however, that Lessor and Lessee acknowledge that, as of the date of this Lease, Basic Rent is the only Required Item and that the Required Period therefor is a 12-month period.

     14.2 Policy Provisions. All insurance maintained by Lessee pursuant to section 14.1(a) shall: (a) except for any worker's compensation insurance and employer's liability insurance, name as insureds, as their respective interests may appear, Lessor and Lessee; (b) include a stipulation that premiums will be paid by and are the responsibility of Lessee; (c) except for any comprehensive general liability, worker's compensation insurance or employer's liability insurance, provide that no act or omission of Lessee shall impair or affect the rights of the insureds to receive and collect the proceeds under the relevant policy; and (d) provide that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by Lessor of written notice thereof. Lessee shall have the sole authority to settle claims under insurance policies; provided, however, that, in case of any damage or destruction affording Lessee the right to terminate this Lease pursuant to section 15.4(a), Lessee may not settle all or any of the claims under the policies referred to in clauses (i), (ii), (iv) or (vi) of section 14.1(a) arising from any damage or destruction unless it shall waive such right with respect to such damage or destruction. Lessee may obtain any of the insurance required hereby under blanket or umbrella policies; provided, however, that any such policy of insurance provided for under clauses
(i), (ii), (iv), (vi) or (vii) of section 14.1(a): (i) shall permit recovery in the amount required by the clause in question to be carried without regard to other insured events with respect to other properties, and (ii) shall not contain any clause which would result in the insured thereunder being required to carry insurance with respect to the property covered thereby in an amount equal to a minimum specific percentage of the full insurable value of such property in order to prevent the insured therein named from becoming a co-insurer of any loss with the insurer under such policy.

            14.3 Delivery of Insurance Certificates; Payment of Premium. On the date hereof and not less than 7 days prior to each policy expiration Lessee shall deliver to Lessor certificates of all insurance policies required by this Lease to be maintained. Lessee shall pay all premiums on each such insurance policy within the time required under such policy and furnish Lessor with evidence of payment thereof within 10 business days after payment.

            14.4 No Limitation of Damages. Lessor shall not be limited in the proof of any damages which Lessor may claim against Lessee arising out of or by reason of Lessee's failure during the term or any extended term of this Lease to provide and keep in force the insurance required under this Lease to the amount of the insurance premium or premiums not paid or incurred by Lessee and which would have been payable upon such insurance, but Lessor shall also be entitled to recover as damages for such breach the uninsured amount of any loss to the extent of any deficiency between the insurance required by the provisions of this Lease and the insurance carried by Lessee, together with all costs and expenses incurred by Lessor which Lessor would not have incurred if the required insurance had been maintained by Lessee. However, any such damages so recovered by Lessor shall be subject to and limited by the provisions of section 25.

            15. Damage to or Destruction of Property.

            15.1 Waiver of ss.227; Lessee to Give Notice. Lessee hereby waives the provisions of Section 227 of the Real Property Law and confirms that the provisions of this section shall govern and control in lieu thereof. In case of any damage to or destruction of the Combined Premises or any part thereof, if, in Lessee's reasonable opinion, the cost to repair or rebuild the same will exceed $1,000,000, Lessee shall promptly give notice thereof to Lessor, generally describing the nature and extent of such damage or destruction.

            15.2 Restoration. Subject to section 15.4, in case of any damage to or destruction of the Combined Premises or any part thereof, this Lease shall continue in full force and effect without abatement of any Basic Rent or other amounts payable by Lessee hereunder. Lessee, whether or not the insurance proceeds, if any, on account of such damage or destruction shall be sufficient for the purpose, shall (subject to the applicable provisions of section 6) promptly commence and proceed with due diligence to complete the restoration, replacement or rebuilding of the Combined Premises (which may include demolition of the remaining portions of the Combined Premises prior to rebuilding) as nearly as possible to its condition immediately prior to such damage or destruction with such Voluntary Alterations as Lessee shall (subject to the applicable provisions of section 6) elect (such restoration, replacement and rebuilding, together with any temporary repairs and property protection pending completion of the work, being herein called "Restoration").

            15.3 Application of Insurance Proceeds. (a) Promptly after the occurrence of any damage to or destruction of the Combined Premises or any part thereof the insurance proceeds with respect to which are expected by Lessee to exceed the Significant Proceeds Amount, Lessee by notice to Lessor and the institution appointed, shall appoint a depositary of the insurance proceeds under this section 15.3 (the "Depositary"). Without limiting the foregoing, Lessee may appoint a Depositary at any other time. The Depositary shall be a bank or trust company having an office in the Borough of Manhattan and a combined shareholders equity of at least $200 million. Funds held by the Depositary shall be invested by the Depositary, upon the instructions of Lessee, in Permitted Investments.

            (b) All insurance proceeds on account of any damage to or destruction of the Combined Premises or any part thereof shall be payable as follows:

            (1) to Lessee, to the extent that such proceeds are equal to or less than the Significant Proceeds Amount, and

            (2) to the Depositary, to the extent that such proceeds are in excess of the Significant Proceeds Amount;

provided, however, that if an Event of Default shall have occurred and be continuing, the amounts paid or payable to Lessee in accordance with the foregoing clause (1) shall be paid to the Depository and shall (without the necessity of Lessee's compliance with the provisions of section 17) be returned (together with the interest thereon) to Lessee only upon the curing of such Event of Default, but less the portion, if any, applied and disbursed by the Depositary in accordance with the provisions of section 17.

            15.4 Termination in Lieu of Restoration. (a) If:

            (i) during the last three years of the then current term (x) the Combined Premises shall be so damaged or destroyed that the Costs of Restoration shall exceed the product of $10,000,000 multiplied by a fraction whose numerator is the Index for the month which is three months prior to the month in which the damage or destruction occurred and whose denominator is the Index for February 1985, and (y) Lessee shall not have exercised its right to extend the term hereof by giving the exercise notice; or

            (ii) at any time the Combined Premises shall be so damaged or destroyed that 50% or more of the useable area thereof cannot, with the exercise by Lessee of all due diligence, be rendered tenantable and fit for the normal conduct of business within 30 days after the date of the damage or destruction (the condition described in this clause (ii) being called "50% Untenantability"), then (subject to the further provisions of this section 15.4) Lessee may, by notice (the "Damage Termination Notice") to Lessor given within the 180-day period (the "Election Period") following the date (the "Damage Date") of damage or destruction, elect to terminate this Lease as of a date specified in the Damage Termination Notice (the "Specified Damage Termination Date"), which Specified Damage Termination Date:

                  (a) shall, in the case of a Damage Termination Notice given on or prior to the 90th day following the Damage Date, be the date which is 12 months (plus the positive remainder, if any, obtained by subtracting 365 from the number of days in the Required Period for Basic Rent as most recently determined pursuant to section 14.1(d) prior to the Damage Date) after the Damage Date; or

                  (b) shall, in the case of a Damage Termination Notice given after the 90th day following the Damage Date and on or prior to the 180th day following the Damage Date, be the date which is 9 months (plus the positive remainder, if any, obtained by subtracting 365 from the number of days in the Required Period for Basic Rent as most recently determined pursuant to section 14.1(d) prior to the Damage Date) after the date of the Damage Termination Notice.

            (b) If Lessee shall timely give the Damage Termination Notice, this Lease shall terminate on the Specified Damage Termination Date; provided, however, that if on or prior to the date which is 45 days after Lessor receives the Damage Termination Notice Lessor shall by notice to Lessee dispute Lessee's right to terminate this Lease pursuant to section 15.4(a), the matter shall be determined by the Appropriate Engineer and
(i) if the Appropriate Engineer's determination is in Lessor's favor, this Lease shall continue in full force and effect or (ii) if the Appropriate Engineer's determination is in Lessee's favor, this Lease shall terminate effective as of the Specified Damage Termination Date. At any time at the request of Lessor or Lessee, the Appropriate Engineer shall make a determination as to whether Lessee has the right to terminate this Lease pursuant to this section 15.4.

            (c) At all times prior to the giving of the Damage Termination Notice, Lessee shall prosecute the Restoration with all due diligence and in accordance with the Plans and Specifications therefor (as approved by Lessor or as determined by the Appropriate Engineer to have been required to be approved by Lessor pursuant to this Lease); provided, however, that Lessee shall not be obligated to expend more than the Significant Proceeds Amount with respect to the Restoration of such damage or destruction unless (i) Lessee waives its termination right under this section 15.4 with respect thereto or (ii) Lessee does not give the Damage Termination Notice on or prior to the end of the Election Period.

            (d) Simultaneously with the giving of the Damage Termination Notice Lessee shall:

     (i) assign to Lessor (by instruments reasonably satisfactory to Lessor) all of Lessee's right, title and interest in and to the Plans and Specifications (if any) for the Restoration and in and to that portion (if any) of the Significant Proceeds Amount which has not yet been received by Lessee from the insurer (provided that if and when Lessor receives such portion of the Significant Proceeds Amount from the insurer, Lessor shall, within 10 business days after receipt of a request therefor from Lessee, pay to Lessee an amount equal to the lesser of (x) such portion of the Significant Proceeds Amount received by Lessor from the insurer or (y) the amount, if any, by which the aggregate amount expended by Lessee in connection with the Restoration on or prior to the date of the Damage Termination Notice [exclusive, however, of any amount expended for the restoration, repair or replacement of the Initial Tenant Improvements] exceeds the sum of (a) the portion of the Significant Proceeds Amount (if any) received by Lessee from the insurer on or prior to the date of the Damage Termination Notice and (b) the Deductible Amount under the insurance policy required to be maintained by Lessee under section 14.1(a));

     (ii) pay to Lessor, in immediately available funds, an amount (the "Damage Payment") equal to the sum of the positive remainder, if any, obtained by subtracting the aggregate amount theretofore expended by Lessee in connection with the Restoration (exclusive, however, of any amount expended for the restoration, repair or replacement of the Initial Tenant Improvements) from the sum of (a) that portion (if any) of the Significant Proceeds Amount which Lessee received from the insurer on or prior to the date of the Damage Termination Notice plus (b) the Deductible Amount under the insurance policy required to be maintained by Lessee under section 14.1(a); and

          (iii) if the insurance policy required to be maintained by Lessee under section 14.1(a) was for less than the full replacement cost most recently determined pursuant to said section, deposit with the Depositary, in immediately available funds, an amount equal to the excess of the amount which would have been recoverable from the insurer if such policy had been for the full replacement cost most recently determined pursuant to said section over the amount which is recoverable from the insurer under such policy on account of the damage or destruction.


     (e) Subject to section 15.4(f), during the period commencing on the date of the Damage Termination Notice and ending on the Specified Damage Termination Date, Lessor shall have full control over the Restoration and may use the Damage Payment and the amounts on deposit with the

Depositary to defray the costs of the Restoration. Lessor and Lessee shall reasonably cooperate with one another to effectuate the Restoration in an efficient manner, and during the Restoration Lessor shall use reasonable efforts to minimize interference with Lessee's use of the undamaged portion (if any) of the Combined Premises. Lessor shall not be liable to Lessee for any matter relating to or arising out of the Restoration unless due to Lessor's gross negligence or wilful misfeasance; provided, however, that Lessor shall retain reputable contractors who carry reasonable and customary public liability insurance.

            (f) If following the giving of the Damage Termination Notice, the Appropriate Engineer shall determine that Lessee had no right to terminate this Lease pursuant to section 15.4(a), then:

            (i) Lessee shall thereupon assume full control of the Restoration and shall prosecute the same with all due diligence to completion in accordance with the requirements of this Lease; and

            (ii) within 10 business days after the Appropriate Engineer's determination, Lessor shall (x) reassign to Lessee that which was assigned to Lessor pursuant to section 15.4(d)(i) and (y) pay to Lessee in immediately available funds an amount equal to the positive remainder, if any, obtained by subtracting the aggregate amount theretofore expended by Lessor in connection with the Restoration (exclusive, however, of any amount disbursed to Lessor by the Depositary) from the sum of (a) the amount, if any, received by Lessor from the insurer by reason of the assignment referred to in section 15.4(d)(i) (exclusive, however, of any portion of such amount paid by Lessor to Lessee pursuant to section 15.4(d)(i)), and (b) the Damage Payment.

            (g) Prior to the termination of this Lease pursuant to this section
15.4 there shall be no abatement of the Basic Rent or any other sum payable by Lessee hereunder.

            16. Taking of Property.

            16.1 Notice. Lessor and Lessee shall each notify the other if it becomes aware of a Taking, or the commencement of any proceedings or negotiations which might result in a Taking.

            16.2 Total Taking. In case of the Taking of the entire Combined Premises or a Taking of 20% or more of the useable area of the Combined Premises which renders the remainder thereof, in Lessee's reasonable opinion, not reasonably susceptible to use as a first-class office building (a "Total Taking"), this Lease shall terminate on the date of such Taking; provided, however, that if Lessor shall dispute the reasonableness of Lessee's opinion, the matter shall be determined by the Appropriate Engineer and (a) if the Appropriate Engineer's determination is in favor of Lessor, the Taking in question shall be deemed a Partial

Taking (as defined in section 16.3) or (b) if the Appropriate Engineer's determination is in favor of Lessee, this Lease shall terminate on the date of the determination. Within 10 business days after termination of the Lease in accordance with section 16.2, Lessor shall return to Lessee all Basic Rent previously paid which is attributable to the period after such termination.

            16.3 Partial Taking. In case of a Taking other than a Total Taking (hereinafter called a "Partial Taking") (a) this Lease shall remain in full force and effect; provided, however, that on the date of such Taking this Lease shall terminate as to the portion of the Leased Premises taken (which portion shall be deemed excluded from the Leased Premises) and the Basic Rent shall be reduced by multiplying the same by a fraction, the numerator of which is the area of the Building taken and the denominator of which is the area of the Building immediately prior to such Taking, and (b) Lessee, whether or not the awards or payments, if any, on account of such Taking shall be sufficient for the purpose shall promptly commence Restoration of the Combined Premises (exclusive of the taken portion) and thereafter diligently prosecute the same to completion in accordance with the Plans and Specifications therefor (as approved by Lessor or as determined by the Appropriate Engineer to be required to have been approved by Lessor pursuant to this Lease).

            16.4 Application of Awards. (a) In the event of a Total Taking, the award or awards for such Taking, less the cost of the determination of the amount thereof (the "Condemnation Proceeds"), shall be paid as follows:

            (i) if the Taking occurs at any time on or prior to June 30, 1998, Lessor shall first be entitled to receive such portion of the Condemnation Proceeds with interest thereon as shall equal the greater of:

                  (x) the sum (the "Recoverable Sum") of $310,000,000, plus the aggregate amount of all reimbursements made by Lessor to Lessee pursuant to section 6(e); or

                  (y) an amount equal to the greater of (a) the fair market
            value of Lessor's fee estate in the Leased Premises, valued as encumbered by this Lease, or (b) the fair market value of Lessor's fee estate in the Land, valued as encumbered by this Lease;

            (ii) if the Taking occurs at any time after June 30, 1998, Lessor shall first be entitled to receive such portion of the Condemnation Proceeds with interest thereon as shall equal the greater of (x) the fair market value of Lessor's fee estate in the Leased Premises, valued as if vacant and unencumbered by this Lease or otherwise, or (y) the fair market value of

     Lessor's fee estate in the Land, valued as if vacant, unimproved and unencumbered by this Lease or otherwise;

          (iii) Lessee shall then be entitled to receive such portion of the Condemnation Proceeds with interest thereon as shall equal the value of its leasehold estate; and

          (iv) Lessor shall then be entitled to receive the balance of the Condemnation Proceeds.

           (b) In the event of a Partial Taking, the Condemnation Proceeds shall be paid as follows:

          (i) Lessee shall first be entitled to receive such portion of the Condemnation Proceeds with interest thereon as shall be awarded for Restoration and such portion of the Condemnation Proceeds shall be payable to the Depositary for disbursement in accordance with section 17;


          (ii) if the Taking occurs at any time on or prior to June 30, 1998, Lessor shall then be entitled to receive such portion of the Condemnation Proceeds with interest thereon as shall equal the greater of:

               (x) the Recoverable Sum multiplied by a fraction whose numerator is the number of square feet in the portion of the Land so taken and whose denominator is 58,223; or

               (y) an amount equal to the greater of (x) the fair market value of Lessor's fee estate in the part of the Leased Premises (if any) so taken, plus consequential damages, if any, to Lessor's fee estate in the part of the Leased Premises not so taken, the Leased Premises to be valued as encumbered by this Lease, or
      (y) the fair market value of Lessor's fee estate in the part of the Land (if any) so taken, plus consequential damages, if any, to the portion of the Land not so taken, the Land to be valued as encumbered by this Lease;

     (iii) if the Partial Taking occurs at any time after June 30, 1998, Lessor shall then be entitled to receive such portion of the Condemnation Proceeds with interest thereon as shall equal the greater of (x) the fair market value of Lessor's fee estate in the part of the Leased Premises (if any) so taken, plus consequential damages, if any, to the part of the Leased Premises not so taken, the Leased Premises to be valued as if vacant and unencumbered by this Lease or otherwise, or (y) the fair market value of Lessor's fee estate in the part of the Land (if any) so taken, plus consequential damages, if any, to the portion of the Land not so taken, the Land to be valued as if vacant, unimproved and unencumbered by this Lease or otherwise; and

     (iv) Lessor and Lessee shall then share equally in any balance of the Condemnation Proceeds.

            (c) If the order or decree in any condemnation or similar proceeding shall fail separately to state the amount to be awarded to Lessor and the amount to be awarded to Lessee under section 16.4(a) or (b), or the amount of the compensation for Restoration, and if Lessor and Lessee cannot agree thereon within 30 days after the final award or awards shall have been fixed and determined, the dispute shall be determined by arbitration.

            (d) Nothing in this Lease shall preclude Lessee from claiming or receiving from the condemning authority any compensation to which Lessee may otherwise lawfully be entitled in respect of Lessee's Equipment and the Initial Tenant Improvements, for moving to a new location, reimbursement for tenant improvements or for interruption of, or damage to, Lessee's business; provided, however, that any award made is separate to Lessee and not part of damages recoverable by Lessor.

            16.5 Temporary Taking. Sections 16.2 through 16.4 to the contrary notwithstanding, the provisions of this section 16.5 shall govern any Taking for temporary use. In the case of any Taking for temporary use, this Lease shall remain in effect as to the Leased Premises (including the portion taken) and there shall be no reduction in Basic Rent or (unless otherwise legally required) other change in the obligations of Lessee hereunder. If the term of the temporary Taking shall not extend beyond the term of this

Lease and any extended term (for which Lessee has given the exercise notice) the entire award shall be payable to Lessee and Lessee shall make Restoration of the Leased Premises in accordance with the requirements of this Lease. If the term of the temporary Taking shall extend beyond the term of this Lease and any extended term (for which Lessee has given the exercise notice), Lessee need not make Restoration, the portion of the award applicable to the Restoration shall be paid to Lessor and the balance of the award shall be apportioned between Lessee and Lessor by the condemning authority or, if the condemning authority fails to act, by arbitration.

     17. Disbursement of Deposited Sums. (a) Subject to the provisions of this section 17, the Depositary shall, from time to time as any Restoration proceeds and within 10 business days after receipt of Lessee's request therefor (but in no event more frequently than once during any 30-day period), make disbursements (collectively, "Restoration Advances") to Lessee from the funds deposited with the Depositary pursuant to section 15.3(b), 15.4(d)(iii) or 16.4(b)(i) (collectively, the "Deposited Sums") for application to the Costs of the Restoration in question. Simultaneously with the delivery of each such request to the Depositary, Lessee shall give notice thereof to Lessor (which notice shall be accompanied by copies of such request and all other papers delivered to the Depositary).

            (b) No Restoration Advance shall be made on account of any fire or other casualty until Lessee shall have delivered evidence reasonably satisfactory to Lessor that an aggregate amount at least equal to the Significant Proceeds Amount has been expended for Costs in connection with the Restoration, and Restoration Advances on account of any fire or other casualty shall be made only for amounts paid or payable by Lessee for Costs which are in excess of the Significant Proceeds Amount.

            (c) No Restoration Advance (other than the final Restoration Advance) in respect of any fire or other casualty or any Partial Taking shall be due unless Lessee's request for such Restoration Advance shall be accompanied by:

            (i) a certificate of Lessee addressed to the Depositary and Lessor (in form reasonably satisfactory to Lessor) stating that the amount of the Restoration Advance then requested has been paid or is then duly payable by Lessee to Contractors (whose names and addresses and a description of the work involved shall be stated), that the amount of the Restoration Advance then requested (when taken together with the aggregate amount of all Restoration Advances theretofore made by the Depositary) exceeds neither 90% of the Deposited Sums (together with interest on such amount) nor the value (the "Installed Value") of the Restoration work in question as actually installed in the Leased Premises (Lessee's certificate to set forth a calculation of the Installed Value), and that no part of cost of the work described in any previous or then pending request for a Restoration Advance has been or is being made the basis for the Restoration Advance then being requested; and

            (ii) a certificate of the architect or engineer who prepared the related Plans and Specifications addressed to the Depositary and Lessor (in form reasonably satisfactory to Lessor) stating in substance that (x) the calculation of Installed Value as set forth in the certificate referred to in the foregoing clause (i) is correct, (y) the work has been performed in a good and workmanlike manner and in accordance with the Plans and Specifications (as approved by Lessor or as determined by the Appropriate Engineer to have been required to be approved by Lessor pursuant to this Lease) and (z) the unadvanced portion of the Deposited Sums in question, together with any additional amount to be available from the insurer, are at least equal to the Costs of the Restoration which will remain unpaid after giving effect to the Restoration Advance in question.

            (d) No Restoration Advance (including the final Restoration Advance) in respect of any fire or other casualty or any Partial Taking shall be due unless:

         (i) no certificate delivered to the Depositary or Lessor by Lessee or by any architect or engineer in connection with the Restoration in question shall have been materially incorrect at the time of delivery (Lessor to give notice to Lessee within 10 business days after Lessor's receipt of the certificate in question if Lessor contends that such certificate was materially incorrect; any such dispute to be determined by the Appropriate Engineer);

         (ii) in the case of a Restoration Advance to be made on account of a fire or other casualty, Lessee shall have waived its right to terminate this Lease pursuant to section 15.4(a) on account of such damage or other casualty;

         (iii) Lessor shall have received true copies of all bills paid or payable by Lessee to Contractors which form the basis for the Restoration Advance in question; and

         (iv) no Event of Default (including, without limitation, any Event of Default specified in section 22(d)) shall have occurred and be continuing.

         (e) Neither any final Restoration Advance nor the release of any remaining balance of Deposited Sums pursuant to section 17(f) shall be made unless:

         (i) Lessee's request for such Advance or such release shall be accompanied by (x) a certificate of

      Lessee addressed to the Depositary and Lessor (in form reasonably satisfactory to Lessor) stating that to Lessee's best knowledge (after due inquiry) there shall (after giving effect to such Advance or release) be no outstanding indebtedness due for labor, materials, supplies, permits or services in any manner connected with the Restoration which if unpaid might be the basis for any type of lien on the Combined Premises, or any part thereof, and that (in the case of a request for a final Restoration Advance) the amount requested has been paid or is then duly payable to Contractors (whose names and addresses and a description of the work involved shall be stated) and (y) a certificate of the architect or engineer who prepared the related Plans and Specifications addressed to the Depositary and Lessor (in form reasonably satisfactory to Lessor) stating that the Restoration work has been fully completed in a good and workmanlike manner and in accordance with the Plans and Specifications (as approved by Lessor or as determined by the Appropriate Engineer to have been required to be approved by Lessor pursuant to this Lease); and

            (ii) the Depositary and Lessor shall have received (x) an instrument in writing from any title company insuring Lessor's estate in the Leased Premises certifying that there are no undischarged mechanics', laborers' or materialmen's liens affecting any part of the Combined Premises (other than liens, if any, in respect of which Lessor has consented to take security pursuant to section 13(a)(ii)) and (y) evidence reasonably satisfactory to Lessor that Lessee has obtained waivers of mechanics', laborers' or materialmen's liens or releases of such liens from all Contractors engaged in the Restoration.

            (f) Subject to section 17(g), any balance of a Deposited Sum (together with interest thereon) remaining with the Depositary upon the completion of any Restoration on account of fire or other casualty or any Partial Taking shall (in the case of fire or other casualty) be remitted to Lessee promptly upon its request or (in the case of a Partial Taking) be released to Lessor for application in the manner provided in section 16.4.

            (g) Notwithstanding anything to the contrary contained in this Lease, upon any early termination of this Lease (including, without limitation, any early termination pursuant to section 15.4(a)), the Depositary shall forthwith remit to Lessor the balance of all Deposited Sums (together with accrued interest thereon) held by the Depositary immediately prior to such termination.

            (h) Each Restoration Advance shall be made by the Depositary as soon as reasonably practicable, but in no event later than the date which is 30 days after Lessee shall have satisfied all of the applicable conditions to such Advance specified in this section 17.

            18. Certificate as to No Default, etc. Lessor and Lessee shall each deliver to the other within 20 days after request, an Officer's Certificate stating (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the modifications), (ii) the dates to which the Basic Rent has been paid and that, to the best knowledge (after due inquiry) of the party giving such certificate, no Event of Default has occurred and is continuing hereunder, or, if any Event of Default has occurred and is continuing specifying the nature and period of existence thereof, and (iii) that, to the best knowledge (after due inquiry) of the party giving such certificate, the other party has fulfilled all of its obligations under this Lease or, if not, stating in what respects such other party has failed to do so. Any Officer's Certificate may be relied upon by any prospective purchaser or mortgagee of the Leased Premises or any part thereof or interest therein or by any prospective assignee or mortgagee of this Lease or any prospective subtenant.

            19. Right of Lessor to Perform Lessee's Covenants, etc. If Lessee shall fail to make any payment or perform any act required to be made or performed by it hereunder,

Lessor may (but shall be under no obligation to) without waiving or releasing any obligation or default:

            (a) in case of emergency, or reasonably foreseeable or actual criminal liability,

            (b) if such failure is under section 11.1(a), 14.1(a), 14.2 or 14.4, and if Lessor shall give notice to Lessee referring to this section 19(b) and specifying such failure and requiring it to be remedied and Lessee shall not remedy such failure within 7 days after Lessee's receipt of such notice,

            (c) if such failure is under section 14.3, and if Lessor shall give notice to Lessee referring to this section 19(c) and specifying such failure and requiring it to be remedied and Lessee shall not remedy such failure within 4 days after Lessee's receipt of such notice,

            (d) if such failure is under section 12, and if Lessor shall give notice to Lessee referring to this section 19(d) and specifying such failure and requiring it to be remedied and Lessee shall not remedy such failure within 15 days after Lessee's receipt of such notice; provided, however, that in case such failure cannot with due diligence be remedied by Lessee within a period of 15 days, if Lessee proceeds as promptly as may be reasonably possible after the receipt of such notice and with all due diligence to remedy such failure and thereafter to prosecute the remedying of such failure with all due diligence, the period of time after the receipt of such notice by Lessee within which to remedy such failure shall be extended for such period as may be necessary to remedy the same with all due diligence,

            (e) if such failure is under section 13, or

            (f) if such failure is under a section of this Lease other than sections 11.1(a), 12, 13 or 14, subject to the succeeding paragraph, if Lessor shall give notice to Lessee referring to this section 19(f) and specifying such failure and requiring it to be remedied and Lessee shall not remedy such failure within 30 days after Lessee's receipt of such notice; provided, however, that in case such failure cannot with due diligence be remedied by Lessee within a period of 30 days, if Lessee proceeds as promptly as may be reasonably possible after the receipt of such notice and with all due diligence to remedy such failure and thereafter to prosecute the remedying of such failure with all due diligence, the period of time after the receipt of such notice by Lessee within which to remedy such failure shall be extended for such period as may be necessary to remedy the same with all due diligence, make such payment or perform such act for the account and at the expense of Lessee, and may enter upon the Combined Premises or any part thereof for such purpose and take all such action thereon as, in the opinion of Lessor, may be necessary or appropriate therefor. All payments so made by Lessor and all costs and expenses (including, without limitation, attorneys' fees and expenses) incurred in connection therewith, together with interest thereon at the prime interest rate of Morgan Guaranty Trust Company of New York from time to time announced to be in effect, shall be paid by Lessee to Lessor within 10 days of Lessee's receipt of Lessor's demand therefor referring to this section 19 and section 22(c) accompanied by copies of all bills therefor.

           If within 15 days after the date on which Lessee receives notice from Lessor under clause (f) above, Lessee shall commence an arbitration seeking a determination that the matter referred to in Lessor's notice under clause (f) does not constitute a failure to make a payment or perform an act required to be made or performed hereunder, then (i) Lessor may not make such payment or perform such act for the account and at the expense of Lessee and may not enter upon the Combined Premises or any part thereof for such purpose or take action thereon prior to the date upon which the determination in arbitration is made (the "determination date") and (ii) if the action is determined in a manner adverse to Lessee, the 30 day (or longer) period referred to in clause (f) above shall be extended to the date 30 days after the determination date (or for such longer period commencing on the determination date as may reasonably be required in order to remedy the matters in question with all due diligence).

            20. Assignments; Subleases.

            20.1 Generally. (a) Lessee may sublet the Combined Premises or any part thereof or assign, mortgage, pledge or encumber this Lease or any interest therein or any part thereof, without the consent of Lessor, provided that
(i) Lessee shall deliver to Lessor a fully executed counterpart of each such sublease, assignment, mortgage or other relevant instrument and any modification or amendment of any of the foregoing promptly after execution thereof and shall notify Lessor of any occupancy no later than the date on which such occupancy is to be taken, (ii) no assignment, whether by operation of law, consolidation, merger or otherwise, shall be made unless within 15 days thereafter the assignee shall execute and deliver to Lessor an instrument assuming all the obligations of Lessee under this Lease thereafter accruing, (iii) no sublease, assignment, mortgage or other transaction and no assumption, shall affect or reduce any of the obligations of Lessee (including the original Lessee and each such assignee) hereunder but this Lease and all the obligations of Lessee (including the original Lessee and each such assignee) hereunder shall continue in full force and effect as the obligations of a principal and not the obligations of a guarantor or surety and (iv) each sublease, assignment, mortgage or other instrument made by Lessee after the date hereof shall be subject and subordinate to this Lease and the terms and provisions hereof. Each sublease of all or any part of the Combined Premises made by Lessee after the date hereof shall provide that if Lessor shall terminate this Lease prior to the scheduled expiration date of such sublease then, upon Lessor's request, the subtenant thereunder (and anyone holding by, through or under such subtenant) shall attorn to Lessor upon all of the terms, covenants and conditions of such sublease. Lessee hereby assigns to Lessor all rents and other sums due to Lessee under any sublease of all or any part of the Combined Premises;
provided however, that other than upon the occurrence of and during the continuance of an Event of Default Lessee may freely modify or terminate all or any of the subleases or otherwise deal with all or any of the subtenants, may permit prepayments of rent and may retain all such rents (paid when due or prepaid) and other sums free of any claim or lien of Lessor; provided, however, that with respect to any sublease with respect to which Lessor and the subtenant have executed a non-disturbance agreement (as hereinafter defined) Lessor shall be bound by prepayments of rent and modifications of such sublease only to the extent provided in such non-disturbance agreement. All amounts received by Lessor pursuant to the preceding sentence shall be set-off against Lessee's obligations hereunder.

            (b) The interest of Lessor in this Lease and/or in and to the Leased Premises may, at any time, be sold, conveyed, assigned or otherwise transferred, or mortgaged, pledged or otherwise encumbered, without the consent of Lessee. Upon any conveyance of the Leased Premises and the assumption by the new owner of the Leased Premises of the obligations of Lessor hereunder thereafter accruing, the conveyor shall be completely relieved of and from any and all obligations of Lessor hereunder thereafter accruing, and Lessee shall thereupon look only to the new owner of the Leased Premises for the performance of any obligations of Lessor hereunder thereafter accruing.

            20.2 Non-disturbance. With respect to any sublease of the Leased Premises or any part thereof:

            (a) demising at least one full floor;

            (b) the term of which does not extend beyond the then current term of this Lease (unless Lessee gives the appropriate exercise notice);

            (c) the rent and additional rent under which (after deducting therefrom an amount corresponding to the Impositions payable hereunder with respect to the premises demised thereby and an amount equal to the expenses payable by Lessee to provide to the premises demised thereby the services referred to in clause (f) below) shall be no less than the portion of the Basic

      Rent payable hereunder applicable on a pro-rata basis to the premises demised thereby;

            (d) which provides for occupancy of the premises demised thereby only for purposes permitted by section 5 and specifically prohibiting use by any government or governmental agency, personnel agency or school;

            (e) the subtenant under which is financially sound and capable of performing its obligations thereunder;

            (f) which shall entitle the subtenant to services (HVAC, elevators, cleaning, etc.) no more burdensome to provide than the services provided under typical leases for comparable space in typical office buildings in downtown New York City comparable in size and age to the Building as of the date of such sublease; and

            (g) which provides that, after termination of this Lease and attornment by the subtenant to Lessor, the subtenant shall not, without the prior written consent of Lessor, sublease all or any part of the premises demised thereby or assign the sublease, except in either case, to a wholly-owned subsidiary of, or a corporation wholly owning, the subtenant, or to a successor of the subtenant, by merger, sale of assets or consolidation,

Lessor shall, upon Lessee's request, enter into with the subtenant thereunder an agreement in substantially the form attached hereto as Schedule C (a "non-disturbance agreement"). If, after Lessor has executed a non-disturbance agreement with respect to any sublease, Lessee and the subtenant thereunder propose to amend such sublease, and if Lessor would, pursuant to the foregoing provisions of this section 20.2, be required to enter into a non-disturbance agreement with respect to such sublease as so amended, Lessor shall, upon Lessee's request, consent to such amendment as contemplated by section 2 of the non-disturbance agreement. Any dispute under this section 20.2 shall be resolved by arbitration; provided, however, that the form of the non-disturbance agreement shall not be subject to arbitration. If the result of such arbitration shall be adverse to Lessor, Lessor shall not be liable for damages but Lessor shall then execute a non-disturbance agreement or a consent to amendment. If Lessee shall make any request under this section 20.2, it shall reimburse Lessor the reasonable out-of-pocket expenses (including attorneys' fees and disbursements, credit investigation fees and the fees and disbursements of other professionals) incurred by Lessor in order to determine if the sublease or the sublease as amended complies with clauses (a) through (g) above.

            20.3 Leasehold Mortgages. If Lessee shall grant a Qualified Mortgage, then from and after the date on which an executed copy of such Qualified Mortgage is furnished to

Lessor so long as such Qualified Mortgage shall remain unsatisfied of record the following provisions shall apply:

     (a) if Lessor shall become entitled to serve a Termination Notice (as defined in section 22) Lessor shall, before serving such Termination Notice, use its best efforts to give to the holder of any Qualified Mortgage a notice (the "Mortgagee Notice") that an Event of Default specified therein remains unremedied and that Lessor is entitled to serve a Termination Notice, and the holder of such Qualified Mortgage shall have the right to remedy any Event of Default under clause (a), (b) or (c) of section 22 within a period of 10 days after its receipt of the Mortgagee Notice and any other Event of Default within a period of 30 days after its receipt of the Mortgagee Notice.

     (b) In case of the occurrence of an Event of Default (other than an Event of Default specified in clause (a), (b) or (c) of section 22 or an Event of Default specified in clause (d) of section 22 arising from the failure by Lessee to perform its obligations under section 11.1(a)) if, within 30 days after its receipt of the Mortgagee Notice, such holder shall:

          (i) notify Lessor of its election to proceed with due diligence promptly to acquire possession of the Combined Premises or to foreclose the Qualified Mortgage or otherwise to extinguish Lessee's interest in this Lease; and

            (ii) deliver to Lessor an instrument (the "Payment and Performance Agreement") in writing duly executed and acknowledged wherein such holder agrees that:

                  (x) during the period that such holder or its designee or a receiver of rents and profits appointed upon application of such holder shall be in possession of the Combined Premises or any part thereof, or during the pendency of any such foreclosure or other proceedings and until the interest of Lessee in this Lease shall terminate, as the case may be, such holder shall pay or cause to be paid to date and thereafter on a current basis to Lessor the Basic Rent and all other sums from time to time becoming due to Lessor under this Lease; and

                  (y) if delivery of possession of the Combined Premises or any part thereof shall be made to such holder or its designee or such receiver, whether voluntarily or pursuant to any foreclosure or other proceedings or otherwise, such holder shall, promptly following such delivery of possession, perform or cause such designee to perform, as the case may be, such of the covenants and agreements herein contained on Lessee's part to be performed as Lessee shall have failed to perform to the date of delivery of possession to the extent that under the laws of New York State amounts expended in performance of such covenants and agreements can be added to the debt and be secured by the Qualified Mortgage, and to perform or cause to be performed all other covenants and agreements Lessee shall have failed to perform promptly after extinguishment of Lessee's interest in this Lease;

      then (provided that no default shall have occurred and be continuing under the Payment and Performance Agreement) Lessor shall postpone the service of the Termination Notice for such period or periods of time as may be necessary for such holder, with the exercise of due diligence, to extinguish Lessee's interest in this Lease and to perform or cause to be performed all of the covenants and agreements to be performed by Lessee hereunder. Nothing contained herein shall be deemed to require the holder of a Qualified Mortgage to continue with any foreclosure or other proceedings or, in the event such holder or receiver shall acquire possession of the Combined Premises, to continue such possession, if the Event of Default in respect of which Lessor shall have given a Mortgagee Notice shall be remedied. If prior to any sale pursuant to any proceeding brought to foreclose any Qualified Mortgage, or if prior to the date on which Lessee's interest in this Lease shall otherwise be extinguished, the Event of Default in respect of which Lessor shall have given a Mortgagee Notice shall have been remedied and possession of the Combined Premises shall have been restored to Lessee, then the obligations of the holder of the Qualified Mortgage pursuant to the Payment and Performance Agreement shall thereupon be null and void and of no further effect. Nothing contained herein shall affect the right of Lessor, upon the subsequent occurrence of any Event of Default, to exercise any right, power or remedy reserved herein to Lessor.

            (c) In the event of the termination of this Lease, prior to the expiration of the term, whether by summary proceedings to dispossess, service of notice to terminate, or otherwise due to the occurrence of an Event of Default, Lessor shall use its best efforts to serve upon the holder of such Qualified Mortgage notice that this Lease has been terminated together with a statement of any and all sums which would at that time be due under this Lease but for such termination, and of all other Events of Default, if any, then known to Lessor. Such holder shall thereupon have the option to obtain a new lease in accordance with and upon the following terms and conditions:

            Upon the written request of the holder of such Qualified Mortgage, within thirty days after service of such notice that this Lease has been terminated, Lessor shall enter into a new lease of the Leased Premises with such holder or with its designee (the "Holder Designee"), as follows:

          Such new lease shall be effective as of the date of termination of this Lease, and shall be for the remainder of the term of this Lease and at the rent and upon all the agreements, terms, provisions, covenants and conditions hereof, including any applicable rights of extension;
     provided, however, that if such new lease is with the Holder's Designee, the holder of the related Qualified Mortgage shall guarantee the obligations of the Holder's Designee under such new lease pursuant to an instrument reasonably satisfactory to Lessor. Such new lease shall require the tenant thereunder to perform any unfulfilled obligation of Lessee under this Lease which is reasonably susceptible of being performed by such tenant. Upon the execution of such new lease, the tenant thereunder shall pay any and all sums which would at the time of the execution thereof be due under this Lease but for such termination, and shall pay all expenses, including reasonable counsel fees, court costs and disbursements incurred by Lessor in connection with such termination and the preparation, execution and delivery of such new lease. Upon the execution of such new lease, Lessor shall allow to the tenant thereunder and such tenant shall be entitled to an adjustment in an amount equal to the net income derived by Lessor from the Leased Premises during the period from the date of termination of this Lease to the date of execution of such new lease.

          Effective upon the commencement of the term of any new lease Lessor's interest, if any, in all subleases shall be assigned and transferred without recourse by Lessor to the tenant thereunder, and all moneys on deposit with the Depositary under section 17 or on deposit under section
     11.3 which Lessee would have been entitled to use but for the termination or expiration of this Lease may be used by the tenant thereunder for the purposes of and in accordance with the provisions of such new lease.

          Nothing herein contained shall be deemed to obligate Lessor to deliver possession of the Combined Premises or any part thereof to the tenant under any new lease.

          (d) All Mortgagee Notices or other communication which Lessor shall desire or be required to use its best efforts to serve upon the holder of a Qualified Mortgage shall be in writing and be served by registered or certified mail, return receipt requested, addressed to such holder at his address as set forth in such Qualified Mortgage, or at such other address as shall last have been designated by such holder by notice in writing given to Lessor by registered or certified mail, return receipt requested.

            Any notice or other communication which the holder of a Qualified Mortgage shall desire or is required to give to or serve upon Lessor shall be deemed to have been duly given or served if sent by registered or certified mail, return receipt requested, addressed to Lessor at Lessor's addresses as set forth in section 33 or at such other addresses as shall be designated by Lessor by notice given to such holder by registered or certified mail, return receipt requested.

            (e) Lessee irrevocably directs that Lessor accept, and Lessor shall accept, performance and compliance by the holder of any Qualified Mortgagee of and with any term, covenant, agreement, provision, condition or limitation on Lessee's part to be kept, observed or performed hereunder with the same force and effect as though kept, observed or performed by Lessee.

            (f) Lessor and Lessee shall not enter into any agreement modifying, cancelling or surrendering this Lease without the prior consent of the holder of a Qualified Mortgage.

            21. Vaults. Lessor shall have no responsibility for title to or any other aspect of vaults and areas, if any, now or hereafter built extending beyond the boundary line of the Land. Lessee may occupy and use the same during the term of this Lease, subject to this Lease and such laws, permits, orders, rules and regulations as may be imposed by appropriate governmental authorities with respect thereto. No revocation on the part of any governmental department or authority of any license or permit to maintain and use any such vault and areas shall in any way affect this Lease or the amount of the rent or any other charge payable by Lessee hereunder. Lessee shall comply with all such licenses and permits, and if any such license or permit shall be revoked, Lessee shall do and perform all such work as may be necessary to comply with any order revoking the same.

            22. Events of Default; Termination. Each of the following shall constitute an Event of Default:

            (a) if Lessee shall fail to pay any Basic Rent when and as the same becomes due and payable and such failure continues for a period of ten days after notice from Lessor of such failure referring to this section 22(a), specifying such failure and requiring it to be remedied is received by Lessee; or

            (b) if, in any period of 12 consecutive months, (i) in two separate instances, Lessee shall fail to pay any Basic Rent when and as the same becomes due and payable and

Lessee shall receive notice of such failure under section 22(a) and (ii) in a third or later instance, Lessee shall fail to pay any Basic Rent coming due when and as the same becomes due and payable; or

            (c) if Lessee shall fail to pay any amount under section 19 when due; or

            (d) if Lessee shall fail to perform or comply with any term of section 11.1(a), 13 or 14 and such failure continues for a period of 15 days after notice from Lessor of such failure referring to this section 22(d), specifying such failure and requiring it to be remedied is received by Lessee; or

            (e) if Lessee shall fail to perform or comply with any term of section 12 and such failure shall continue for a period of 30 days after notice from Lessor of such failure referring to this section 22(e), specifying such failure and requiring it to be remedied is received by Lessee; provided, however, that, in case such failure cannot with due diligence be remedied by Lessee within a period of 30 days, if Lessee proceeds as promptly as may be reasonably possible after the receipt of such notice and with all due diligence to remedy such failure and thereafter to prosecute the remedying of such failure with all due diligence, the period of time after the receipt of such notice by Lessee within which to remedy such failure shall be extended for such period as may be necessary to remedy the same with all due diligence;

     (f) if Lessee shall fail to perform or comply with any term of this Lease (other than any failure referred to in a previous subdivision of this section
22), and such failure shall continue for more than 30 days after notice from Lessor of such failure referring to this section 22(f), specifying such failure and requiring it to be remedied is received by Lessee; provided, however, that in case such failure cannot with due diligence be remedied by Lessee within a period of 30 days, if Lessee proceeds as promptly as may be reasonably possible after the receipt of such notice and with all due diligence to remedy such failure and thereafter to prosecute the remedying of such failure with all due diligence, the period of time after the receipt of such notice by Lessee within which to remedy such failure shall be extended for such period as may be necessary to remedy the same with all due diligence; provided further, that if Lessee within 15 days after the receipt of such notice of default shall dispute the existence of such failure the matter shall be determined by arbitration and if it shall be determined that such failure exists, the time within which Lessee shall have to remedy the same shall be computed from the date of such determination;

     (g)  if Lessee shall fail to perform any covenants contained in Section
10.8 of the Contract and such failure continues for a period of 15 days after notice of such failure referring to this section 22(g), specifying such failure and requiring it to be remedied is received by Lessee; provided, however, that in case such failure cannot with due diligence be remedied by Lessee within a period of 15 days, if Lessee proceeds as promptly as may be reasonably possible after the receipt of such notice and with all due diligence to remedy such failure and thereafter to prosecute the remedying of such failure with all due diligence, the period of time after the receipt of such notice by Lessee within which to remedy such failure shall be extended for such period as may be necessary to remedy the same with all due diligence; provided further, that if Lessee within 7 days after the receipt of such notice of default shall dispute the existence of such failure the matter shall be determined by arbitration and if it shall be determined that such failure exists, the time within which Lessee shall have to remedy the same shall be computed from the date of such determination; or

            (h) if Lessee shall admit in writing its inability to pay its debts as they fall due, or shall make a general assignment for the benefit of creditors, or shall file a petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or not contesting the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, custodian, receiver or liquidator of Lessee or any material part of its properties; or

     (i) if, within 90 days after the commencement of any proceeding against Lessee seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed or stayed (or if within 90 days after the expiration of any such stay such proceeding shall not have been dismissed), or if, within 90 days after the appointment without the consent or acquiescence of Lessee of any trustee, custodian, receiver or liquidator of Lessee or of any material part of its properties, such appointment shall not have been vacated or stayed (or if within 90 days after the expiration of any such stay such appointment shall not have been vacated).

     Lessor may at any time during the continuance of an Event of Default, give a termination notice (a "Termination Notice") to Lessee specifying a date, not less than five days after the date of such notice, on which specified date this Lease shall terminate, and on such date, subject to section 25 relating to the survival of Lessee's obligations, the term of this Lease shall expire and terminate by limitation and all rights of Lessee under this Lease shall cease, unless before such date (i} all arrears of Basic Rent and all other sums payable by Lessee under this Lease, and all costs and expenses (including, without limitation, attorneys' fees and expenses) incurred by or on behalf of Lessor shall have been paid by Lessee, and (ii) all other Events of Default at the time existing under this Lease shall have been fully remedied. All costs and expenses incurred by or on behalf of Lessor (including, without limitation, attorneys' fees and expenses) occasioned by any Event of Default by Lessee under this Lease shall be payable by Lessee upon demand by Lessor (together with interest thereon at a rate per annum equal to the prime rate of Morgan Guaranty Trust Company of New York announced to be in effect from time to time, plus 2%). As used in this section 22, the term "Lessee" shall mean only the person then owning the Lessee's interest hereunder, not such person's immediate or remote assignors.

            23. Repossession. If an Event of Default shall have occurred and be continuing, Lessor, after termination of this Lease pursuant to section 22, may enter upon and repossess the Combined. Premises or any part thereof by summary proceedings or other legal proceedings and may remove Lessee and all other persons and any and all property therefrom. Lessor shall be under no liability for or by reason of such entry, repossession or removal.

            24. Reletting. At any time or from time to time before or after the repossession of the Combined Premises or any part thereof pursuant to section 23, Lessor may relet the Combined Premises or any part thereof for the account of Lessee, in the name of Lessee or Lessor or otherwise, without notice to Lessee, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent) and for such uses as Lessor, in its uncontrolled discretion may determine, and may collect and receive the rents therefor. Lessor shall not be responsible or liable for any failure to relet the Combined Premises or any part thereof or for any failure to collect any rent due upon any such reletting.

            25. Survival of Lessee's Obligations; Damages.

            25.1 Termination of Lease Not to Relieve Lessee of Obligations. No expiration or termination of the term of this Lease pursuant to section 22 or otherwise (other than under section 15 or 16), and no repossession of the Combined Premises or any part thereof pursuant to section 23 or otherwise, shall relieve Lessee of its liabilities and obligations hereunder, all of which shall survive such expiration, termination or repossession.

            25.2 Current Damages. In the event of any such expiration, termination or repossession pursuant to section 22 or 23, Lessee shall pay to Lessor the Basic Rent and all other sums required to be paid by Lessee pursuant to this Lease up to the time of such expiration, termination or repossession, and thereafter Lessee, until the end of what would have been the term of this Lease in the absence of such expiration, termination or repossession (excluding all unexercised options to extend), and whether or not the Combined Premises or any part thereof shall have been relet, shall be liable to Lessor for, and shall pay to Lessor, as liquidated and agreed current damages for Lessee's default, (a) the Basic Rent and all other sums which would be payable under this Lease by Lessee in the absence of such expiration, termination or repossession, plus (b) all reasonable expenses of Lessor in connection with such expiration, termination and repossession and any reletting effected for the account of Lessee pursuant to section 24 (including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, employees' expenses, alteration costs and expenses of preparing for such reletting) less (c) the proceeds, if any, of such reletting. Lessee shall pay such current damages monthly on the days on which the Basic Rent would have been payable under this Lease in the absence of such expiration, termination or repossession, and Lessor shall be entitled to recover the same from Lessee on each such day.

     25.3 Final Damages. At any time after any such expiration, termination or repossession, whether or not Lessor shall have collected any current damages as aforesaid, Lessor at its option shall be entitled to recover from Lessee and Lessee shall pay to Lessor on demand, as and for liquidated and agreed final damages for Lessee's default and in lieu of all current damages beyond the date of such demand, an amount equal to the excess, if any, of (a) the then present value of the Basic Rent and all other sums (computed on the basis of such other sums paid in the calendar year immediately preceding the date of such expiration, termination or repossession) which would be payable under this Lease from the date of such demand (or, if it be earlier, the date to which Lessee shall have satisfied in full its obligations under section 25.2 to pay current damages), for what would be the then unexpired term of this Lease in the absence of such expiration, termination or repossession (excluding all unexercised options to extend), over (b) the then present value of the then fair net rental value of the Leased Premises for the same period (as determined by Lessor, or if Lessee shall object to such determination within 10 business days after notice thereof is received by Lessee, as determined by arbitration in the manner provided in section 2.2). Present value shall be determined by discounting future amounts at the prime interest rate of Morgan Guaranty Trust Company of New York announced and in effect on the date of termination of this Lease. If any statute or rule of law shall limit the amount of such liquidated final damages to less than the amount above agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law, but not in excess of the amount provided by this section 25.3.

            26. No Waiver. No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no payment or acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. No waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect, or the rights of Lessor or Lessee with respect to any other then existing or subsequent breach.

            27. Remedies Cumulative. Each right, power and remedy of Lessor or Lessee provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise by Lessor or Lessee of any one or more of the rights, powers or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Lessor or Lessee of any or all such other rights, powers or remedies. All sums payable by Lessee to Lessor hereunder (other than the Basic Rent) shall be deemed additional rent and Lessor shall have all of the same rights, powers and remedies in the case of the failure by Lessee to pay any such sum when due as Lessor would have in the case of the failure by Lessee to pay Basic Rent when due (provided that the notice periods in sections 22(a) and (b) shall not be applicable thereto).

     28. Acceptance of Early Termination or Surrender. No early termination of this Lease or surrender to Lessor of this Lease, and no surrender of the Leased Premises or any part thereof or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor, and no act by Lessor, other than such a written agreement and acceptance by Lessor, shall constitute an agreement thereto or acceptance thereof.

     29. No Merger of Title. There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate or any other leasehold estate in the Leased Premises or any part thereof by reason of the fact that the same person, firm, corporation or other entity may acquire or own or hold, directly or indirectly, (a) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in any such leasehold estate, and

(b) the fee estate or any other leasehold estate in the Leased Premises or any part thereof or any interest in such fee estate or leasehold estate, and no such merger shall occur unless and until all persons, firms, corporations and other entities having an interest in or lien upon (i) this Lease or the leasehold estate created by this Lease and (ii) the fee estate or any other leasehold estate in the Leased Premises or any part thereof shall join in a written instrument effecting such merger and shall duly record the same.

            30. Exculpation. (a) Except as provided below, no general or limited partner of Goldman, Sachs & Co., a New York limited partnership ("GS&Co."), or of any assignee which is a successor to substantially all the assets and business of GS&Co. (a "successor-assignee") shall have any personal liability under this Lease and any judgment taken or rendered against GS&Co. or any successor-assignee hereunder or related hereto shall be enforceable only against the property of GS&Co. or such successor-assignee; provided, however, that

            (i) if at any time GS&Co. or a successor-assignee (x) shall dissolve (other than pursuant to, or as a result of, insolvency proceedings) and
      (y) shall distribute its assets without adequately providing for any and all of its obligations and liabilities under this Lease, then all persons who were general partners of GS&Co. or of such successor-assignee immediately prior to the dissolution shall be personally and jointly and severally liable to GS&Co. or such successor-assignee for the benefit of Lessor to extent of any loss, cost, damage or injury which Lessor may suffer as a result of the failure to make adequate provision for such obligations and liabilities; and

            (ii) this section 30(a) shall not relieve any general or limited partner of GS&Co. or of a successor-assignee from any obligation to restore to GS&Co. or such successor-assignee any distributions of cash, property or other assets by GS&Co. or such successor-assignee made to such partner which (x) were made at any time when the distributor was insolvent or (y) resulted in the distributor's becoming insolvent. For purposes of this Lease, GS&Co. or a successor-assignee shall be "insolvent" if (a) it is generally unable to pay its debts and other liabilities as they become due or (b) the sum of its debts is greater than all of its property at a fair valuation (taking into account this Lease and the liabilities of the lessee hereunder).

            This section 30(a) is for the sole benefit of GS&Co. and each successor-assignee. Any other party acquiring the leasehold estate created by this Lease shall have full personal liability hereunder.

            (b) Any judgment taken or rendered against Lessor hereunder or related hereto shall be enforceable only against the interest of Lessor in the Combined Premises or, in the event of a sale, financing or other disposition by Lessor of the Combined Premises or any part thereof, against cash, property or other assets of Lessor equal in amount to the proceeds of such sale, financing or other disposition; provided, however, if the foregoing is insufficient to satisfy such judgment, Lessor shall have personal liability for the unsatisfied portion of such judgment to the extent (but only to the extent) that such unsatisfied portion equals or is less than the sum of (i) the aggregate amount (as of the date Lessee enforces any judgment against Lessor's fee estate) of any mortgages covering Lessor's fee estate in the Leased Premises and (ii) the aggregate amount of all other liens (as of the date Lessee enforces any judgment against Lessor's fee estate) which Lessor has caused or suffered to be placed against the Leased Premises or any part thereof, except liens which Lessee is obligated hereunder to remove or cause to be removed.

            31. Definitions. As used in this Lease, the following terms have the following respective meanings:

            Basic Rent: as defined in section 2.

            business day: any weekday on which the New York Stock Exchange, or its successor, is open for business.

            Combined Premises: the Leased Premises and the Initial Tenant Improvements.

            Costs: with respect to any construction, improvements, alteration, restoration, replacement, repairs, or rebuilding ("work") shall include the costs charged by contractors, subcontractors and materialmen for all labor, materials, machinery and equipment purchased, leased or used in connection with such work, fees and compensation payable to contractors and subcontractors in connection with such work, governmental fees and charges assessed or incurred in connection with such work, fees and expenses of architects and engineers, whether retained by Lessor or Lessee, for estimates, surveys, preliminary investigations, plans, drawings, specifications and supervision related to such work, and the reasonable out-of-pocket expenses of Lessee's administration, supervision and inspection of such work.

            Deductible Amount: with respect to any insurance policy issued in any month, the product of $500,000 multiplied by the fraction whose numerator is the Index for the third month preceding the month in which such policy is issued and whose denominator is the Index for February 1985.

            Event of Default: as defined in section 22.

            Existing Leases: as set forth in Schedule B.

            Index: for any month the "Consumer Price Index" for such month of all items, U.S. City Average, for all urban consumers, not seasonally adjusted, published by the

Bureau of Labor Statistics of the U.S. Department of Labor or a successor or substitute index appropriately adjusted. In the event that the Index ceases to use 1967 = 100 as the basis of calculation, or if a substantial change is made in the terms or number of items contained in the Index, then the Index shall be adjusted to the figure that would have been arrived at had the manner of computing the Index in effect at the date of this Lease not been altered. In the event such Index (or a successor or substitute index) is not available, a reliable governmental or other impartial publication evaluating the information theretofore used in determining the Index shall be used. No adjustments or recomputations, retroactive or otherwise, shall be made because of any revision which may later be made in the first published figure of the Index for any month.

            Initial Tenant Improvements: those items of property ownership of which Lessee has retained and not conveyed to Lessor by the deed from Lessee to Lessor of even date herewith. A copy of said deed is attached hereto as Schedule E.

            Insurance Requirements: all terms of or incorporated by reference into any insurance policy (including the requirements of the Board of Fire Underwriters and the Fire Insurance Rating Organization) covering or applicable to the Combined Premises or any part thereof.

            Leased Premises: as defined in section 1.

            Legal Requirements: all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions, health, safety, environmental and other requirements of all governmental departments, commissions, boards, courts, authorities and agencies, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to the Combined Premises or any part thereof or interest therein.

            Lessee: Goldman, Sachs & Co., a New York limited partnership, or any successor or assign hereunder.

            Lessee's Equipment: all furniture, furnishings, office equipment, computers, telex, telephone and telecommunications equipment, cooking and dining equipment, and other items of personal property (whether or not attached to the Combined Premises) used or useful in the conduct of Lessee's business on the Combined Premises as distinguished from the operation of the Combined Premises.

            Lessor: Metropolitan Life Insurance Company, a New York corporation, or any successor or assign hereunder.

            Major Building Equipment: the items of equipment listed on Schedule D and all replacements thereof.

            Officer's Certificate: a certificate signed by a party or a general partner or corporate officer of a party.

            Original Term: as defined in section 1.

            Permitted Encumbrances: as set forth in Schedule B.

            Permitted Investment: (i) direct obligations of the United States of America, or obligations for which the full faith and credit of the United States of America is pledged, and obligations of any agency or instrumentality of the United States of America, (ii) obligations of any State of the United States of American or Canada or any Province of Canada or any political subdivision or agency or instrumentality of any thereof rated in the third highest grade or better by two or more of Standard and Poor's Corporation, Moody's Investors Service Inc. or Fitch Investors Service (or their successors), (iii) any commercial paper issued by a corporation organized under the laws of the United States of America or any State thereof or of Canada or any Province thereof or by any foreign bank having a branch or agency in the United States of America and rated in the second highest grade or better by two or more of Standard & Poor's Corporation, Moody's Investors Service Inc. or Fitch Investors Service (or their successors) and having a maturity not in excess of nine months, (iv) certificates of deposit of, or drafts or bills of exchange accepted generally by, any bank or trust company or any savings and loan association incorporated under the laws of the United States of America or any State thereof or Canada or any Province thereof or by any foreign bank having a branch or agency in the United States of America and, in each case, which has capital and surplus aggregating at least $200,000,000 as of the date of its most recent report of condition and (v) such other securities or investments as Lessor shall from time to time consent to; provided, however, that in no event shall either of the following be "Permitted Investments": (a) any security of, or investment in, any person or entity in which Lessee and/or any affiliate of Lessee have (either directly or indirectly) a 5% or greater equity interest or
(b) a security or investment of any kind whose stated maturity is longer than 3 years.

            Plans and Specifications: plans and specifications prepared by a reputable and licensed architect or engineer regularly involved in first-class office buildings in the Borough of Manhattan in work of the nature described in such Plans and Specifications.

            Qualified Mortgage: a first mortgage on the leasehold estate created hereby,

            (a) which is held by a commercial bank or trust company or insurance company organized under the laws of the United States or one of the states thereof (other than any such bank or company in which Lessee and/or any affiliate of Lessee have, either directly or indirectly, a 5% or greater equity interest) having assets (as shown on its audited statement of condition most recently released prior to the date on which such holder acquires such mortgage) of at least $1 billion;

            (b) the principal amount of the indebtedness secured by which (not including interest and amounts incurred or advanced by the holder for taxes, insurance, repairs and protection of the leasehold estate) does not exceed the Qualified Mortgage Amount; and

            (c) the principal of the indebtedness secured by which was advanced to Lessee under an agreement requiring Lessee to use substantially all of the funds advanced for improvements to the Combined Premises.

            Qualified Mortgage Amount: with respect to a mortgage on the leasehold estate created hereby the product of $25 million multiplied by the fraction whose numerator is the Index for the third month preceding the month in which such mortgage becomes a lien on the leasehold estate created hereby and whose denominator is the Index for February, 1985.

            Restoration; Restore: as defined in section 15.

            Significant Proceeds Amount: with respect to any damage or destruction or Taking, the product of $5 million multiplied by the fraction whose numerator is the Index for the third month preceding the month in which such damage or destruction or Taking occurs and whose denominator is the Index for February, 1985.

            Special Alteration: as defined in section 6(h).

            Taking: a taking during the term hereof of all or any part of the Combined Premises, or any interest therein or right accruing thereto, including, without limitation, any right of access thereto, as the result of or in lieu of or in anticipation of the exercise of the right of condemnation or eminent domain, or a change of grade affecting the Leased Premises or any part thereof.

            Total Taking: as defined in section 16.

            The words "enter", "re-enter", "entry" and "re-entry" as used in this lease are not restricted to their technical legal meaning.

            32. End of Lease Term. Upon the expiration or earlier termination of this Lease, Lessee shall quit and surrender to Lessor the Leased Premises free and clear of all tenancies and occupancies other than those with respect to which Lessor has executed a non-disturbance agreement and in good order and condition, ordinary wear and tear and damage which Lessee is not required hereunder to repair excepted.

            33. Notices. All notices, requests, demands, certifications and other communications hereunder (each a "notice") shall (except in the case of the telephonic notices referred to in section 6(d)(vi) and 6(e)(vi)) be in writing and shall be deemed to have been given when (a) deposited in the United States mail, first class registered or certified, return receipt requested, postage prepaid, addressed (1) if to Lessee, at 85 Broad Street, New York, New York 10004,
Attention: General Services Department or (2) if to Lessor, at One Madison Avenue, New York, New York 10010, Attention: Executive Vice President, Real Estate Investments, or (b) actually delivered by hand and receipted for (1) if to Lessee, at 85 Broad Street, New York, New York 10004, Attention: General Services Department, or (2) if to Lessor, at One Madison Avenue, New York, New York 10010, Attention: Executive Vice President, Real Estate Investments.

            Any notice mailed in accordance with this section shall be deemed received on the date of the return receipt or, if delivery is refused, on the date of refusal. Any notice actually delivered by hand and receipted for in accordance with this section shall be deemed received on the date of the receipt.

            Whenever Lessor gives any notice as aforesaid, it shall give a copy thereof in the same manner to Lessee at 85 Broad Street, New York, New York 10004, Attention: General Counsel.

            Whenever Lessee gives any notice as aforesaid, it shall give a copy thereof in the same manner to Lessor at Room 3122, 200 Park Avenue, New York, New York 10166-0114, Attention: Vice President.

            Lessor or Lessee, by notice given at least 30 days prior to the effective date thereof, may from time to time change either or both of its above addresses to any other address within the State of New York.

            34. Annual Reports. Within 120 days of the end of each of Lessee's fiscal years ending during the term hereof, Lessee shall furnish to Lessor a statement of the income received for such fiscal year under subleases of all or any part of the Combined Premises and a statement of Building operating expenses for such fiscal year together with a schedule of subleases of all or any part of the Combined Premises indicating the premises demised, commencement date, expiration date, renewal options, base rent and escalation provisions.

            35. Miscellaneous. (a) If any term of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term shall not be affected thereby. All covenants and obligations of Lessor and Lessee hereunder which are not fully performed upon the expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

            (b) This Lease may be changed or amended only by an instrument in writing, signed by the party against whom enforcement of such change or amendment is sought.

            (c) Subject to section 20, this Lease shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

            (d) This Lease shall be construed and enforced in accordance with and governed by the laws of the State of New York.

            (e) The headings in this Lease are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. References herein to sections are, unless otherwise indicated, references to sections hereof.

            (f) Lessor and Lessee each represents to the other that it has dealt with no broker (other than affiliates of Lessee) in connection with the negotiation and execution of this Lease. Lessee shall pay, and shall indemnify and defend Lessor against any claims for, any commission with respect to this Lease due to any such affiliate.

            (g) Lessor and Lessee hereby waive trial by jury in any action arising under this Lease.

            (h) No matter concerning this Lease shall be arbitrable unless arbitration of such matter is specifically provided for herein. Except as provided in section 2.2 with respect to arbitrations thereunder, in any instance in this Lease in which arbitration is specifically provided for, such arbitration shall be conducted pursuant to the rules of the American Arbitration Association, or if the American Arbitration Association shall have ceased to function as an arbitration association, of a successor or comparable organization and the arbitrators shall be persons experienced in matters of the same general nature as the matter subject to arbitration. If, in any arbitration, the arbitrator or arbitrators shall award any sum to be paid by one party hereto to the other, the arbitrators shall also award interest thereon, computed at the prime rate of Morgan Guaranty Trust Company of New York announced to be in effect from time to time, from the date (prior to such arbitration) on which, according to the terms hereof, such sum was to have been paid.

            (i) In any instance in this Lease in which Lessor covenants not unreasonably to withhold its consent or approval, Lessee's sole remedy in case of such unreasonable withholding is an action for specific performance or injunction directing such consent or approval and Lessor shall have no liability for monetary damages.

            36. "Structural Work" consists solely of the following:

            (a) Curtain Wall. Any replacement (including replacement of windows above the ground floor constituting a part of the precast concrete panels, together with the zippers and hard rubber frames of such windows) and/or repair of the curtain wall in whole or in part, except that Structural Work shall not include (i) caulking or acrylic treatment of the curtain wall not done in conjunction with repairs to or replacement of the portion of the curtain wall caulked or treated, (ii) any work ("Contract Work") to be done by Lessee to comply with Lessee's obligations under Section 10.8 (the "Contract Section") of the Contract of Sale (the "Contract") pursuant to which Lessor acquired the Leased Premises (a copy of the Contract Section being annexed as Schedule F),
(iii) any work resulting from Lessee's failure to do the Contract Work in accordance with the requirements of the Contract Section or (iv) if the Contract Work is undertaken in accordance with Seller's Recommendation (as defined in the Contract Section), any work which Lessor reasonably determines, by notice received by Lessee on or prior to the third anniversary of the date of full completion of the Contract Work, is necessary because of the failure of the Contract Work to remedy the Section 10.8 Condition (as defined in the Contract) wherever it may exist or to prevent its occurrence anywhere else in the Building's curtain wall (any dispute as to the reasonableness of Lessor's determination to be determined by the Appropriate Engineer).

            (b) Curtain Wall Windows. Replacement (but not repair) of curtain wall windows above the ground floor in their entirety (inclusive of the glass, zippers and hard rubber frames in such windows).

            (c) Window Glass. Replacement (but not repair) of the glass in curtain wall windows above the ground floor.

            (d) Window Zippers. Replacement (but not repair) of the zippers in curtain wall windows above the ground floor.

            (e) Window Hard Rubber Frames. Replacement (but not repair) of the hard rubber frames in curtain wall windows above the ground floor.

            (f) Steel Frame. Replacement and/or repair of the Building's steel frame, footings, foundations, columns, beams, floors (including concrete floors and the steel floors supporting each concrete floor) and core walls, except that Structural Work shall not include any Special Alteration or any waterproofing of, or repairing of leaks in, the Building's foundation walls.

            (g) Roof. Replacement (but not repair) of the Building's roof in its entirety (but not in part) required in order to preserve the structural integrity of the Building or the watertightness and airtightness of the Building.

            In no event shall Structural Work include the replacement or repair in whole or in part of the Building's ground floor plaza or the work and obligations under the Distinctive Street Improvement Maintenance Agreement (recorded in the Office of the New York County Clerk in Reel 895, at page 337), the financial responsibility for which shall be Lessees's in all instances for so long as this Lease is in effect.

         37. Limitation on Interest. Notwithstanding anything to the contrary contained in this Lease, neither Lessor nor Lessee shall ever be required to pay interest pursuant to any provision of this Lease in excess of the maximum interest permitted by applicable law.

         IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be duly executed and delivered, all as of the date and year first above written.


                           METROPOLITAN LIFE INSURANCE COMPANY

                               /s/ [signature]
                           By:___________________



                           GOLDMAN, SACHS & Co.

                               /s/ [signature]
                           By:___________________

                                a General Partner

STATE OF NEW YORK     )
                      ) ss.:
COUNTY OF NEW YORK    )


      On the _____ day of _____________, 1985, before me personally came [signature] to me known, who being by me duly sworn, did depose and say that he resides at 45 Commodore Road Chappaqua, NY 10514; that he is a Vice-President of METROPOLITAN LIFE INSURANCE COMPANY, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.


                                             _____________________________

STATE OF NEW YORK     )
                      ) ss.:
COUNTY OF NEW YORK    )

      On the _____ day of _____________, 1985, before me personally came ____________________________, to me known to be the individual described in and who executed the foregoing instrument and acknowledged that he executed the same in the firm name as a General Partner and on behalf of GOLDMAN, SACHS & CO., a limited partnership.


                                             _____________________________
                                                   Notary Public

                                   Schedule A
                          Legal Description of the Land

That certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York.

BEGINNING at the corner formed by the intersection of the northerly side of Pearl Street with the easterly side of Broad Street;

Running thence northerly, along the easterly line of Broad Street, 68.00 feet to a point;

Thence easterly, at right angles to the preceding course, 7.50 feet to a point;

Thence northerly, along the easterly line of Broad Street and at right angles to the preceding course, 40.00 feet to a point;

Thence westerly, at right angles to the preceding course, 7.50 feet to a point;

Thence northerly, along the easterly line of Broad Street and at right angles to the preceding course, 128.09 feet to a point in the southerly line of South William Street;

Thence easterly, along the southerly line of South William Street and forming an angle of 109 degrees 27 minutes 57 seconds on its southerly side with the preceding course 94.54 feet to an angle point therein;

Thence still easterly, along the southerly line of South William Street and forming an angle of 187 degrees 20 minutes 55 seconds on its southerly side with the preceding course, 114.03 feet to a point;

Thence southerly, along a line forming an angle of 91 degrees 14 minutes 00 seconds on its westerly side with the preceding course, 6.10 feet to a point;

Thence still southerly, forming an angle of 175 degrees 24 minutes 30 seconds on its westerly side with the preceding course, 83.40 feet to a point in the northerly line of Stone Street;

Thence still southerly, along the westerly line of Stone Street and forming an angle of 153 degrees 30 minutes 16 seconds on its westerly side with the preceding course, 42.13 feet to a point in the westerly line of Coenties Alley;

Thence still southerly, along the westerly line of Coenties Alley and forming an angle of 198 degrees 05 minutes 24 seconds on its westerly side with the preceding course, 37.55 feet to an angle point therein;

Thence still southerly along the westerly line of Coenties Alley and forming an angle of 187 degrees 59 minutes 20 seconds on its westerly side with the preceding course, 19.09 feet to an angle point therein;

Thence still southerly, along the westerly line of Coenties Alley and forming an angle of 187 degrees 17 minutes 25 seconds on its westerly side with the preceding course, 51.14 feet to a point in the northerly line of Pearl Street;

Thence westerly, along the northerly line of Pearl Street and forming an angle of 97 degrees 44 minutes 26 seconds on its northerly side with the preceding course, 84.22 feet to an angle point therein;

Thence still westerly, along the northerly line of Pearl Street and forming an angle of 154 degrees 33 minutes 55 seconds on its northerly side with the preceding course, 206.48 feet to the point or place of BEGINNING.

                                   Schedule B

                             Permitted Encumbrances

      1. Easement Agreement dated June 17, 1980 between 85 Broad Street Associates as Grantor and New York Telephone Company and Empire City Subway Company Limited as Grantees recorded in Reel 534 Page 271.

      2. Consent to Rapid Transit Railroad recorded in Liber 139 Sec. 1, Cp. 459 dated September 9, 1912.

      3. Easement Agreement dated October 2, 1980 between 85 Broad Street Associates and the City of New York, and recorded in Reel 541 Page 1258.

      4. Easements as set forth in Easement Agreement dated June 17, 1980 between 85 Broad Street Associates as Grantor and Consolidated Edison Company of New York, Inc., as Grantee recorded in Reel 563 Page 155.

      5. Sidewalk Easement and Sewer, Sidewalk and Roadway Easement contained in deed and recorded in Reel 540 Page 641 as amended by Correction Deed recorded in Reel 604 page 728.

      6. Distinctive Street Improvement Maintenance Declaration made by Lessee recorded in Reel 895 p 337.

      7. Zoning regulations and ordinances, municipal building restrictions, environmental quality or land use restrictions or regulations and all other laws, ordinances, regulations or restrictions which are not violated by the existing structures or the present use thereof.

      8. Rights as of the date hereof to lay, maintain, install, repair and remove pipes, lines, poles, conduits, cable boxes and related equipment and facilities on, over and under the Combined Premises in connection with the provision of utility, telephone, water and sewer services to the Combined Premises.

      9. Easements that affect any land in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Combined Premises.

                                   Schedule C

                                 Ground Lessor's
                            Non-Disturbance Agreement
                                       and
                        Sub-Lessee's Agreement to Attorn

      This Agreement, made as of this __ day of _______, ______, by and between METROPOLITAN LIFE INSURANCE COMPANY, a corporation organized and existing under the laws of the State of New York, having its principal office and place of business located at One Madison Avenue, New York, New York 10010 (hereinafter referred to as "Ground Lessor") and ___________________________, a ___________
organized and existing under the laws of _____________________________, having an office and place of business located at ____________, __________, __________ (hereinafter referred to as "Sub-Lessee").

                              W I T N E S S E T H:

      WHEREAS, Ground Lessor is the present holder of the fee estate in the building located at 85 Broad Street, New York, New York (hereinafter referred to as "Building"); and

      WHEREAS, by indenture of lease (hereinafter referred to as "Ground Lease") dated _________________ between Ground Lessor, as lessor, and Goldman, Sachs & Co., as lessee (hereinafter referred to as "Ground Lessee") Ground Lessor leased the premises and property known as 85

Broad Street together with the Building and all other improvements thereon to Ground Lessee; and

      WHEREAS, Ground Lessee, as sub-lessor, and Sub-Lessee, as sub-lessee, entered into a certain sub-lease of space in the Building dated as of _______________, which sub-lease is hereinafter referred to as "Sub-Lease" and the premises demised thereby are hereinafter referred to as "Demised Premises" and which Demised Premises are more particularly described in the Sub-Lease; and

      WHEREAS, Sub-Lessee has requested that Ground Lessor agree not to disturb Sub-Lessee's possessory rights in the Demised Premises in the event that Ground Lessor should terminate the Ground Lessee's interest in the Ground Lease or otherwise cancels the Ground Lease provided that Sub-Lessee is not in default under the Sub-Lease and further provided the Sub-Lessee attorns to Ground Lessor; and

      WHEREAS, Ground Lessor is willing to so agree on the terms and conditions hereinafter provided.

      NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and TEN ($10.00) DOLLARS and other good and valuable consideration each to the other in hand paid, receipt of which is hereby acknowledged, Ground Lessor and Sub-Lessee hereby agree as follows:

      1. The Sub-Lease is and shall be subject and subordinate in all respects to the Ground Lease and to all renewals, modifications, replacements, amendments and/or extensions of the same.

      2. That, at such time as the term of the Sub-Lease commences, Sub-Lessee takes occupancy of the Demised Premises and commences payment of the full rents called for thereunder and provided Sub-Lessee complies with this Agreement and is not in default under the terms of the Sub-Lease in the payment of the rent or the additional rents called for under the Sub-Lease (for a period in excess of the lesser of (i) the applicable period of grace contained in the Sub-Lease or
(ii) 10 days after Sub-Lessee receives a default notice in respect of the payment in question) nor in the performance of any of the other terms, conditions, covenants, clauses or agreements on its part to be performed under the Sub-Lease (for a period in excess of the lesser of (i) the applicable period of grace contained in the Sub-Lease or (ii) 30 days after Sub-Lessee receives a default notice in respect of the non-performance in question, provided that such 30-day period shall, in the case of a default which cannot with due diligence be remedied within a 30-day period, be extended for such period as may be required to remedy such default with due diligence), as of the date Ground Lessor cancels or terminates the Ground Lease for any reason before the date provided in the Sub-Lease for the termination of the Sub-Lease, as the same may have been modified, extended, renewed and/or replaced, no cancellation or termination of the same will disturb Sub-Lessee's possession under the Sub-Lease and the Sub-Lease will not be affected or cut off thereby (except that Sub-Lessee's right to receive or set off any monies or obligations owed or to be performed by the Ground Lessee or the successors or assigns to the Ground-Lessee's interest in the Ground Lease shall not be enforceable thereafter against Ground Lessor or any subsequent fee owner of the Building) and notwithstanding any such termination or cancellation of the Ground Lease or other acquisition of the Ground Lessee's interest in the Ground Lease and merger with the Ground Lessor's fee interest in the Building, the Sub-Lease will be recognized as a direct lease from Ground Lessor or any subsequent holder of the fee estate in the Building, except that the Ground Lessor or any subsequent holder of the fee estate in the Building shall not (a) be liable for any previous act or omission under the Sub-Lease by the holder of the Ground Lessee's interest in the Ground Lease, (b) be subject to any offset which shall theretofore have accrued to Sub-Lessee against the holder of the Ground Lessee's interest in the Ground Lease, (c) have any obligation with respect to any security deposited under the Sub-Lease unless such security has been physically delivered to Ground Lessor, or (d) be bound by any previous modification of the Sub-Lease or by any previous prepayment of rent for a period greater than one
(1) month, unless such modification or prepayment shall have been expressly approved in writing by the Ground Lessor.

      3. That if Ground Lessor elects to accept from the then holder of Ground Lessee's interest in the Ground Lease a surrender or an assignment of the leasehold interest in the Ground Lease in lieu of cancelling or terminating the Ground Lease, Sub-Lessee's right to receive or set off any monies or obligations owed or to be performed by the then holder of the leasehold interest in the Ground Lease shall not be enforceable thereafter against Ground Lessor or any subsequent holder of the fee estate in the Building.

      4. That Sub-Lessee will, upon request of the Ground Lessor or any subsequent holder of the fee estate in the Building, execute a written agreement whereunder Sub-Lessee confirms this attornment to Ground Lessor or any such subsequent holder of the fee estate in the Building and affirms Sub-Lessee's obligations under the Sub-Lease and agrees to pay all rentals and charges then due or to become due as they become due to Ground Lessor or any such subsequent holder of the fee estate in the Building.

      5. Sub-Lessee from and after the date hereof shall send a copy of any notice or statement under the Sub-Lease to Ground Lessor at the same time such notice or statement is sent to the lessor under the Sub-Lease.

      6. Sub-Lessee hereby agrees that from and after the date hereof in the event of any act or omission by the lessor under the Sub-Lease (other than any such act or omission which is not capable of being remedied by lessor under the Sub-Lease within a reasonable period) which would give Sub-Lessee the right, either immediately or after the lapse of the period of time, to terminate the Sub-Lease, or to claim a partial or total eviction, Sub-Lessee will not exercise any such right (i) until it has given written notice of such act or omission to Ground Lessor by delivering such notice of such act or omission, by certified mail, return receipt requested, addressed to Ground Lessor, at the Ground Lessor's address as given herein (attention: Vice President, Real Estate Investments, Northeastern Office), or at the last address of Ground Lessor, furnished to Sub-Lessee in writing and (ii) until a reasonable period for remedying such act or omission shall have elapsed following such giving of notice and following the time when

Ground Lessor shall have become entitled under the Ground Lease to remedy the same; provided, Ground Lessor, at its option shall, following the giving of such notice, have elected to commence and continue to remedy such act or omission or to cause the same to be remedied.

      7. Sub-Lessee will neither offer nor make prepayment of rent (for a period in excess of one month) nor further change the terms, covenants, conditions and agreements of the Sub-Lease in any manner without the express consent in writing of the Ground Lessor.

      8. No modification, amendment, waiver or release of any provision of this Agreement or of any right, obligation, claim or cause of action arising hereunder shall be valid, or binding for any purpose whatsoever unless in writing and duly executed by the party against whom the same is sought to be asserted.

      9. This Agreement shall inure to the benefit of the parties hereto, their successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of Ground Lessor, all obligations and liabilities of Ground Lessor under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Ground Lessor's interest is assigned or transferred; and provided further that the interest of Sub-Lessee under this Agreement may not be assigned or transferred, except in connection with an assignment permitted under and in accordance with the terms of the Sub-Lease.

      10. Sub-Lessee agrees that this Agreement satisfies any condition or requirements in the Sub-Lease relating to the granting of a non-disturbance agreement from the fee owner of the real property of which the Demised Premises are a part.

      11. In the event that Ground Lessor notifies Sub-Lessee of an Event of Default under the Ground Lease and demands that Sub-Lessee pay its rent and all other sums due under the Sub-Lease to Ground Lessor, Sub-Lessee agrees that it will honor such demand and pay its rent and all other sums due under the Sub-Lease directly to the Ground Lessor during the continuance of such default.

      12. Ground Lessor shall have no responsibility to provide any additional space for which Sub-Lessee has any option or right under the Sub-Lease unless Ground Lessor at its option elects to provide the same and Sub-Lessee hereby releases Ground Lessor from any obligation to provide the same, if any, and agrees that it shall have no right to cancel the Sub-Lease or any claim against Ground Lessor as a result of the failure to provide any additional space.

      13. Sub-Lessee covenants and acknowledges that it has no right or option of any nature whatsoever, whether pursuant to the Sub-Lease or otherwise, to purchase the Demised Premises or the real property of which the Demised Premises are a part, or any portion thereof or any interest therein and to the extent that Sub-Lessee has, or hereafter acquires any such right or option, the same is hereby acknowledged to be subject to and subordinate to the Ground Lease and is hereby waived and released as against Ground Lessor.

      14. Ground Lessor shall have no obligation, nor incur any liability, with respect to any warranties of any nature whatsoever, whether pursuant to the Sub-Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, title of lessor under the Sub-Lease, the authority of lessor under the Sub-Lease, habitability, fitness for purpose and possession.

      15. Anything herein or in the Sub-Lease to the contrary notwithstanding, Ground Lessor shall have no obligation, nor incur any liability, beyond Ground Lessor's then interest, if any, in the fee estate in the Building and Sub-Lessee shall look exclusively to such interest of Ground Lessor, if any, in the fee estate in the Building for the payment and discharge of any obligations imposed upon Ground

Lessor hereunder or under the Sub-Lease and Ground Lessor is hereby released or relieved of any other obligations hereunder and under the Sub-Lease. Sub-Lessee agrees that with respect to any money judgment which may be obtained or secured by Sub-Lessee against Ground Lessor, Sub-Lessee shall look solely to the fee estate or interest owned by the Ground Lessor in the Building, and Sub-Lessee will not collect or attempt to collect any such judgment out of any other assets of Ground Lessor.

      IN WITNESS WHEREOF, the parties hereto have respectively signed and sealed this Agreement as of the day and year first above written.

                                       METROPOLITAN LIFE INSURANCE COMPANY


                                       By
                                         _______________________________________

                                       By_______________________________________

      Goldman, Sachs & Co. as lessor under the Sub-Lease and as the Ground Lessee under the Ground Lease, agrees for itself and its successors and assigns, that (i) the within Agreement does not (a) constitute a waiver by Ground Lessor of any of its rights under the Ground Lease and/or (b) in any way release the Ground Lessee from its obligation to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Ground Lease, (ii) the provisions of the Ground Lease remain in full force and effect and must be complied with by the Ground Lessee, and (iii) upon the occurrence and continuance of an Event of Default under the Ground Lease, Sub-Lessee may pay all rent, additional rents and all other sums due under the Sub-Lease to the Ground Lessor as provided in the within Agreement.


                                       GOLDMAN, SACHS & CO.

                                       By
                                         _______________________________________

                                   Schedule D

                            Major Building Equipment

      Major Building Equipment consists solely of the following:

      (a)   any vertical electrical riser;

      (b)   any vertical standpipe riser;

      (c)   any vertical condenser water riser;

      (d)   any vertical domestic water riser;

      (e)   any vertical chilled water riser;

      (f)   any vertical condensate riser;

      (g)   any vertical steam riser;

      (h)   any vertical radiation riser;

      (i)   any vertical venting stack;

      (j)   any vertical draining stack;

      (k)   the hoist motor of any elevator;

      (l)   the motor drive of any elevator;

      (m)   the cab of any elevator;

      (n)   any drive motor of any escalator;

      (o)   any emergency generator;

      (p)   any chiller;

      (q)   any cooling tower;

      (r)   any steam station;

      (s)   any strainercycle;

      (t)   any air compressor;

      (u)   any house tank;

      (v) the life safety system (consisting of the data gathering panels on the various floors, the fire command center at the lobby desk, the automation center and the central processing unit);

      (w)   any cooling coil system;

      (x)   any elevator bank control system processor; or

      (y) the tubing system of any chiller or condensor.

      In no event shall anything not specified in clauses (a) through (y) above (including, without limitation, any expansion joint of any vertical riser, the window washing rig, the pre-heat coils and the component parts of any of the items listed in clauses (a) through (y) above) be an independent item of Major Building Equipment, the financial responsibility for the repair or replacement thereof being Lessees's in all instances; provided, however, that the replacement of an item of Major Building Equipment in its entirety shall include the replacement of the component parts thereof.

                                   SCHEDULE E


                                      DEED

THIS INDENTURE, made the 11th day of June, nineteen hundred and eighty-five, between GOLDMAN, SACHS & CO., 85 Broad Street, New York, New York 10004 ("Grantor") and METROPOLITAN LIFE INSURANCE COMPANY, One Madison Avenue, New York, New York 10010 ("Grantee").

WITNESSETH, that Grantor, in consideration of ten dollars ($10), lawful money of the United States, and other good and valuable consideration paid by Grantee, does hereby grant and release unto Grantee and its heirs, successors and assigns forever, subject to the terms and exclusions listed below,

ALL that certain lot, plot, piece or parcel of land, with the buildings, structures and improvements thereon erected, situate, lying and being in the Borough of Manhattan, City, County and State of New York.

BEGINNING at the corner formed by the intersection of the northerly side of Pearl Street with the easterly side of Broad Street;

Running thence northerly, along the easterly line of Broad Street, 68.00 feet to a point;

Thence easterly, at right angles to the preceding course, 7.50 feet to a point;

Thence northerly, along the easterly line of Broad Street and at right angles to the preceding course, 40.00 feet to a point;

Thence westerly, at right angles to the preceding course, 7.50 feet to a point;

Thence northerly, along the easterly line of Broad Street and at right angles to the preceding course, 128.09 feet to a point in the southerly line of South William Street.

Thence easterly, along the southerly line of South William Street and forming an angle of 109 degrees 27 minutes 57 seconds on its southerly side with the preceding course, 94.54 feet to an angle point therein;

Thence still easterly, along the southerly line of South William Street and forming an angle of 187 degrees 20 minutes 55 seconds on its southerly side with the preceding course, 114.03 feet to a point;

Thence southerly, along a line forming an angle of 91 degrees 14 minutes 00 seconds on its westerly side with the preceding course, 6.10 feet to a point;

Thence still southerly, forming an angle of 175 degrees 24 minutes 30 seconds on its westerly side with the preceding course, 83.40 feet to a point in the northerly line of Stone Street;

Thence still southerly, along the westerly line of Stone Street and forming an angle of 153 degrees 30 minutes 16 seconds on its westerly side with the preceding course, 42.13 feet to a point in the westerly line of Coenties Alley;

Thence still southerly, along the westerly line of Coenties Alley and forming an angle of 198 degrees 05 minutes 24 seconds on its westerly side with the preceding course, 37.55 feet to an angle point therein;

Thence still southerly, along the westerly line of Coenties Alley and forming an angle of 187 degrees 59 minutes 20 seconds on its westerly side with the preceding course, 19.09 feet to an angle point therein;

Thence still southerly, along the westerly line of Coenties Alley and forming an angle of 187 degrees 17 minutes 25 seconds on its westerly side with the preceding course, 51.14 feet to a point in the northerly line of Pearl Street;

Thence westerly, along the northerly line of Pearl Street and forming an angle of 97 degrees 44 minutes 26 seconds on its northerly side with the preceding course, 84.22 feet to an angle point therein;

Thence still westerly, along the northerly line of Pearl Street and forming an angle of 154 degrees 33 minutes 55 seconds on its northerly side with the preceding course, 206.48 feet to the point or place of BEGINNING.

TOGETHER with all right, title and interest, if any, of Grantor in and to any streets and avenues abutting the above described premises to the center lines thereof,

TOGETHER with the appurtenances and all the estate and rights of Grantor in and to said premises;

EXCEPTING THEREFROM, HOWEVER, THE FOLLOWING:

            (a) Grantor's rights as landlord under the following leases for space at the premises:

                  1. Indenture of Lease between Seller as successor in interest to 85 Broad Street Associates and Merrill Lynch, Pierce, Fenner & Smith dated September 17, 1981, as supplemented by Agreement dated April 14, 1983.

                  2. Agreement of Lease between Seller and Emigrant Savings Bank dated June 17, 1983;

                  3. Agreement of Lease between Seller and Restaurant Associates, Inc. dated June 30, 1983 as supplemented by letter agreement dated June 30, 1983 and as amended by Assignment and Assumption of Lease dated October 23, 1984 by which Restaurant Associates, Inc. assigned its interest in such lease to RA/Eastern Newsstand Corporation;

                  4. Agreement of Lease between Seller and Godiva Chocolatier, Inc. dated July 15, 1983; and

            (b) The following fixtures and improvements:

Electrical Work and Communications Wiring - Occupant electric work from base building panels on each floor to local wiring. Communications wiring throughout the entire Building.

H.V.A.C. - Occupant HVAC from fire damper in shaft to local distribution.

Lath & Acoustics - Occupant lath and acoustics

Computer and Smoke Dampers - computer installation and smoke dampers in occupant computer rooms.

Drywall, Rough Carpentry, Finished Carpentry, Millwork and Cabinetwork - Occupant drywall, rough carpentry, finished carpentry, millwork doors, cabinets and counters. Occupants' plastic laminate.

Plumbing and Sprinklers - Occupant plumbing and sprinkler from base building risers to local distribution.

Raised Flooring and Floor Finishes - Raised floor and floor finishes in occupant spaces.

Painting, Wall covering and Lauren Veneer - Paint and wall covering of occupant spaces and lauren veneer supplied for occupant woodwork.

Aluminum Frame & Glass - Aluminum frame and glass occupant office fronts.

Security System and Vault Equipment - Security system including intercom, lobby security doors and roll-up security gate in cafeteria. Bullet proof pass thru vault window.

Kitchen Equipment and Carved Glass - Kitchen equipment and carved glass decoration for occupant cafeteria.

Vertical Conveyors, Pneumatic Tubes and Audio Visual Equipment - Vertical conveyors for occupant mail distribution, pneumatic tubes for occupant use and audio visual equipment for occupant spaces.

Telephone Closets - Occupant telephone spaces.

Spray Fireproofing, Waterproofing and Floor Sealant - Repair spray on fireproofing after occupant construction; waterproofing in occupant kitchen areas and floor sealant in occupant areas.

Architectural Metal and Glass, Hollow Metal, Miscellaneous Metals and Hardware - Architectural metal and glass, hollow metal, miscellaneous metal work and hardware for occupant areas.

Venetian Blinds, Black-Out Shades and Finish Fabric - Venetian blinds and black-out shades for occupant spaces, and fabric for occupant finishes.

Demountable, Acoustical and Folding Partitions - Removable and folding metal and glass partitions and acoustical partitions in occupant spaces.

Masonry, Marble and Concrete - Masonry and marble for occupant areas and concrete for occupant construction work.

Automatic Doors Equipment - Automatic doors in occupant areas.

Toilet Partitions and Accessories - Toilet partitions and accessories in occupant area for added toilets.

TO HAVE AND TO HOLD the premises herein granted unto Grantee, the heirs, successors and assigns of Grantee, forever.

AND Grantor, in compliance with Section 13 of the Lien Law, covenants that Grantor will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of the improvement and will apply the same first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose.

IN WITNESS WHEREOF, Grantor has duly executed this deed the day and year first above written.


                                   GOLDMAN, SACHS & CO.

                                       By:
                                         ---------------------------------------
                                         a general partner

STATE OF NEW YORK     )
                      ) ss.:
COUNTY OF NEW YORK    )

      On the 11th day of June, 1985, before me personally came
__________________________, to me known to be the individual described in and who executed the foregoing instrument and acknowledged that he executed the same in the firm name as a General Partner and on behalf of GOLDMAN, SACHS & CO., a limited partnership.


                                             -----------------------------
                                                   Notary Public

             BARGAIN AND SALE DEED           SECTION:     1
                                             BLOCK:     29
Title No.                                    LOT:     1,59 and
=======================================               19 and the beds of
                                                      Stone Street and
                                                      former Coenties
                                                      Alley


        GOLDMAN, SACHS & CO.,
                            Grantor

                 TO

METROPOLITAN LIFE INSURANCE COMPANY,
                            Grantee


                                                   RETURN BY MAIL TO:
                                            ------------------------------------


--------------------------------------------------------------------------------
                Reserve this space for use of Recording Office.

                                   Schedule F

                      Section l0.8 of the Contract of Sale

            10.8. (a) Seller and Purchaser acknowledge that cracks exist in certain of the pre-cast concrete panels on the Building's curtain wall, that certain panels have locally spalled at the surface and that exposed reinforcing bars have been observed. Seller has retained the firm of Peter Corsell Associates, Inc. ("Seller's Consultant") to investigate the conditions referred to in the preceding sentence and to inspect the entire curtain wall to determine the extent to which such conditions exist anywhere in the curtain wall (collectively, the "Section 10.8 Condition"). Seller shall cause Seller's Consultant to submit to

Seller and Purchaser, on or prior to July 1, 1985, a final report ("Seller's Report") containing the results of the inspection by Seller's Consultant and including a recommendation ("Seller's Recommendation") of the most appropriate measures designed (i) to remedy the Section 10.8 Condition wherever it may exist and (ii) to prevent its occurrence anywhere else in the curtain wall.

            (b) Purchaser shall have the right, exercisable by notice (the "Objection Notice") to Seller delivered not later than fifteen (15) business days after Purchaser's receipt of Seller's Report, to object to Seller's Recommendation, and if Purchaser shall timely give the Objection Notice, to cause the firm of Purdy & Henderson Associates, Inc. ("Purchaser's Consultant") to inspect the Section 10.8 Condition and to submit to Seller and Purchaser, on or prior to the date which is two (2) months after the date Seller receives the Objection Notice, a final report ("Purchaser's Report") containing the results of the inspection by Purchaser's Consultant and including a recommendation ("Purchaser's Recommendation") of the most appropriate measures designed (i) to remedy the Section 10.8 Condition wherever it may exist and (ii) to prevent its occurrence anywhere else in the curtain wall.

            (c) If Purchaser shall have timely given the Objection Notice, then Seller, within ten (10) business days after receipt of Purchaser's Report, shall cause copies of Seller's Report and Purchaser' s Report to be submitted to the firm of Eipel Associates (the "Deciding Firm") which shall, within thirty
(30) days after such submission, select either Seller's Recommendation or Purchaser's Recommendation as the one which is most appropriate in the circumstances.

            (d) Seller shall perform with all due diligence all work set forth in Seller's Recommendation or (if Purchaser shall have timely given the Objection Notice and the Deciding Firm selects Purchaser's Recommendation) all work set forth in Purchaser's Recommendation (the "Contract Work").

            (e) Seller shall be solely responsible for the cost of the Contract Work and shall pay the fees and disbursements of Seller's Consultant. Purchaser shall pay the fees and disbursements of Purchaser's Consultant. Seller and Purchaser shall share equally the fees and disbursements of the Deciding Firm.

            (f) Except for the Contract Work, the provisions of the GS Lease shall govern the respective responsibilities of the parties (in their capacities as lessee and lessor) for maintenance and repair of the Premises, including the curtain walls of the Building, after the Closing.

            (g) This Section 10.8 shall survive the Closing.